UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
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ZOE'S KITCHEN, INC. (Exact name of registrant as specified in its charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2018

To Our Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Zoe’s Kitchen, Inc. at the Hilton Granite Park, 5805 Granite Parkway, Plano, TX 75024, on Thursday, June 14, 2018, at 8:00 a.m. local time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely

Kevin Miles
Chief Executive Officer and President

ZOE'S KITCHEN, INC.
5760 STATE HIGHWAY 121, SUITE 250
PLANO, TEXAS 75024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Zoe’s Kitchen, Inc. will be held at the Hilton Granite Park, 5805 Granite Parkway, Plano, TX 75024, on June 14, 2018, at 8:00 a.m. local time, for the following purposes:

1. To elect the two directors named in the Proxy Statement as Class I directors of Zoe’s Kitchen, Inc., to serve for three years and until their successors have been elected and qualified, or until their earlier death, resignation or removal.

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

3. To approve, on an advisory basis, the compensation of the named executive officers disclosed in this Proxy Statement (“say on pay” proposal).

4. To approve the Zoe’s Kitchen, Inc. 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”).

5. To transact such other business as may properly come before the meeting or any adjournment or postponement hereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Beginning on or about May 1, 2018, we will send to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you did not receive such a Notice, you may elect to receive future notices, proxy materials and annual reports electronically through the Internet by following the instructions in this Proxy Statement. Only stockholders of record at the close of business on April 19, 2018 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Michael Todd
General Counsel and Secretary

Plano, Texas
April 24, 2018

Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 14, 2018. THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: www.proxyvote.com and www.zoeskitchen.com\investorrelations.

ZOE'S KITCHEN, INC.
5760 STATE HIGHWAY 121, SUITE 250
PLANO, TEXAS 75024

PROXY STATEMENT

THE MEETING
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Zoe’s Kitchen, Inc., a Delaware corporation (the “Company”, “we” or “us”), for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hilton Granite Park, 5805 Granite Parkway, Plano, TX 75024, on June 14, 2018, at 8:00 a.m. local time. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about May 1, 2018. An Annual Report for the Company’s fiscal year ended December 25, 2017 is enclosed with this Proxy Statement. Electronic copies of this Proxy Statement and our Annual Report are available at www.proxyvote.com and www.zoeskitchen.com\investorrelations.
Voting Rights, Quorum and Required Vote
Only holders of record of our common stock at the close of business on April 19, 2018, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 19, 2018, we had 19,597,482 shares of common stock outstanding and entitled to vote. Holders of the Company’s common stock are entitled to one vote for each share held as of the above record date. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.
Proposal No. 1-Election of Directors. Directors are elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes will have no effect on Proposal No. 1.
Proposal No. 2-Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal will be approved if shares voted in favor of this proposal exceed shares voted against this proposal. Abstentions will count the same as votes against Proposal No. 2. Broker non-votes will have no effect on Proposal No. 2.
Proposal No. 3-Approval on an advisory basis of the compensation of the named executive officers as disclosed in this Proxy Statement (or “say on pay” proposal). This non-binding proposal will be approved if the shares voted in favor of this proposal exceed the shares voted against this proposal. Abstentions will count the same as votes against Proposal No. 3. Broker non-votes will have no effect on Proposal No. 3.
Proposal No. 4-Approval of the 2018 Incentive Plan. This proposal will be approved if shares voted in favor of this proposal exceed shares voted against this proposal. Abstentions will count the same as votes against Proposal No. 4. Broker non-votes will have no effect on Proposal No. 4.
Voting Your Shares
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the enclosed envelope, by telephone, or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or, in the case of the election of the Class I directors, as a vote “for” election of the nominee presented by the Board.
If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the annual meeting. If you do not provide voting instructions to your broker in advance of the annual meeting, New York Stock Exchange ("NYSE") rules grant your broker discretionary authority to vote on “routine” proposals. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.” Only Proposal No. 2 (ratifying the appointment of the independent registered public accounting firm) is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access. These charges include usage charges from telephone companies and Internet access providers. The stockholder shall bear the cost of these charges.
Expenses of Solicitation
The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone or email. Following the original mailing of the proxies and other soliciting materials, the Company will request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
Revocability of Proxies
Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet no later than 11:59 p.m. (CT) on June 13, 2018, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting in person. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.
Delivery of Documents to Stockholders Sharing an Address
We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called "householding" under which multiple stockholders who share the same address will receive only one copy of the Annual Report and Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so by notifying us by telephone at (214) 436-8765, by email at investorrelations@zoeskitchen.com, or by mail c/o Secretary at Zoe’s Kitchen, Inc. at 5760 State Highway 121, Suite 250, Plano, Texas 75024, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials by notifying us by telephone or in writing at the same telephone number, email address, or address. Stockholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.
Beginning on or about May 1, 2018, we mailed or e-mailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials, you may notify us by telephone, email or mail at the telephone number, email address and mailing address provided above.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is presently comprised of six members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors consist of Thomas Baldwin and Sue Collyns. Class II directors consist of Greg Dollarhyde, Cordia Harrington and Alec Taylor. Kevin Miles is the only Class III director. The term of the Class I directors expires at the Annual Meeting. Mr. Baldwin and Ms. Collyns have been nominated by our Board for re-election at the Annual Meeting for a three year term expiring 2021.  Class II and Class III directors will stand for election at the 2019 and 2020 annual meetings of stockholders, respectively.
If elected at the Annual Meeting, the Class I nominees will serve for three years and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal. If any nominee is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
The name of the nominees for election as Class I directors at the Annual Meeting and of the incumbent Class II and Class III directors, and certain information about them, including their ages as of April 19, 2018, are included below.

Nominees	Class	Age	Position	Year Appointed	Term Expiration	Expiration of Term for which Nominated
Thomas Baldwin (1)	I	62	Director	2014	2018	2021
Sue Collyns (2)	I	51	Director	2014	2018	2021
Continuing Directors
Greg Dollarhyde (3)	II	65	Chairperson	2007	2019	—
Cordia Harrington (4)	II	64	Director	2015	2019	—
Alec Taylor (5)	II	64	Director	2015	2019	—
Kevin Miles	III	52	President, Chief Executive Officer and Director	2013	2020	—

(1) Chairperson of the Nominating and Governance Committee and the Special Committee, and member of the Audit Committee.
(2) Chairperson of the Audit Committee and member of the Nominating and Governance Committee.
(3) Member of the Compensation Committee and the Special Committee.
(4) Member of the Compensation Committee.
(5) Chairperson of the Compensation Committee and member of the Audit Committee.
Nominees for Election as Class I Directors
Thomas Baldwin has served on our Board of Directors since February 2014. Mr. Baldwin has served as the Chief Executive Officer and President of Benihana since August 2016. He is a private investor and had served as Chairman, Chief Executive Officer and President of Morton’s Restaurant Group, Inc. (NYSE:MRT) from December 2005 through February 2010. Mr. Baldwin served as Chairman of the Board of Directors and Chief Executive Officer of ROI Acquisition Corp. II (NASDAQ:ROIQ) from July 2013 through October 2015, and served as Vice Chairman of EveryWare Global, Inc. (NASDAQ:EVRY) from May 2013 through June 2015.  From September 2011 until May 2013, he served as Chairman and Chief Executive Officer of ROI Acquisition Corp., which merged with EveryWare Global in a May 2013 business combination. He also served as a Managing Director of the Clinton Group from September 2011 through October 2015. Mr. Baldwin serves on the board of directors of Bravo Brio Restaurant Group (NASDAQ:BBRG) and had served as Chief Financial Officer while at Morton’s Restaurant Group from December 1988 until December 2005. Earlier in his career, Mr. Baldwin served as Chief Financial Officer for Le Peep Restaurants, a casual dining operator and franchisor. His experience also includes two years as a Vice President for Strategic Planning at Citigroup and seven years with General (Kraft) Foods Corp. Mr. Baldwin is currently on several private company boards, including Firebirds Wood Fired Grill restaurants. Mr. Baldwin brings to our Board comprehensive experience in brand positioning and management, operational management, global strategy, marketing and sales, people resources, investor and public relations, international and domestic development, franchising and infrastructure functions.
Sue Collyns has served on our Board of Directors since February 2014. Ms. Collyns has served as the Chief Financial Officer of Beachbody, LLC, a health and fitness company, since September 2014. From July 2012 until joining Beachbody, LLC, Ms. Collyns served as the Chief Financial Officer of Dun and Bradstreet Credibility Corp. From 2001 to 2011, she served as Chief Financial

Officer, Chief Operating Officer and Company Secretary of California Pizza Kitchen. Ms. Collyns has consulted for various companies in the technology and restaurant industries and, prior to 2001, she held various finance, strategic planning and auditing roles with Sony/BMG Entertainment, Lion/Pepsi, GlaxoSmithKline Pharmaceuticals and PricewaterhouseCoopers. She holds a Bachelor of Economics and Finance Degree from Macquarie University, Australia and a postgraduate CPA from Deakin University in Melbourne, Australia. She was selected to join our Board because of her exceptional technical expertise in finance, operations, franchising, strategy, technology and extensive experience and knowledge of the consumer products and restaurant industry.
Continuing Directors
Greg Dollarhyde has served as Chairperson of our Board of Directors since October 2007. He has over 40 years of experience in the restaurant industry, having been Chairperson or Chief Executive Officer of eight separate companies and Chief Financial Officer of two publicly-held restaurant companies, among other responsibilities. From 2011 to May 2016, he served as the Chief Energizing Officer of Veggie Grill, a west-coast based concept serving 100% plant-based food. Since 2011, he has served as a Director of Veggie Grill, and since July 2017, he has served as a Director of Blaze Pizza. He served as CEO of the Company from October 2008 through March 2011. Mr. Dollarhyde received his Bachelor's Degree in 1980 from the School of Hotel Administration at Cornell University and his Master's Degree in Business Administration in 1981 from the Samuel Curtis Johnson Graduate School of Management at Cornell University. Mr. Dollarhyde was selected to join our board because of his extensive experience in the restaurant industry.
Cordia Harrington has served on our Board of Directors since April 2015. Since 1996, Ms. Harrington has served as Chief Executive Officer and Founder of The Bakery Cos. (“TBC”), a manufacturer in the wholesale baking, frozen dough and storage industries. From 1990 to 1998, Ms. Harrington owned and operated three McDonald’s franchises. From 2007 to 2013, she served on the Board of Directors of the Federal Reserve Bank of Atlanta, Nashville Branch. Ms. Harrington serves on the Emergent Cold Board of Directors and the Tennessee Education Lottery Board. She is a member of the Chief Executives Organization Board of Directors (President-Elect), American Bakers Association Board of Directors (President-Elect), the Belmont University Board of Trustees, and the Women Corporate Directors. She was selected to join our Board due to her experience and expertise in food production, distribution and services industries.
Alec Taylor has served on our Board of Directors since April 2015. Mr. Taylor served as Chairman and Chief Executive Officer of FGX International Inc. (NASDAQ: FGXI), a worldwide producer and marketer of eyeglasses and sunglasses, from October 2005 to June 2013, and as a consultant to FGX from July 2013 until January 2014. Mr. Taylor served as President and Chief Operating Officer of Chattem, Inc. (NASDAQ: CHTT), a consumer products company, from January 1998 to September 2005. Mr. Taylor was previously an attorney with Miller & Martin PLLC in Chattanooga, Tennessee, from 1978 to January 1998. He has served on the Boards of Directors of Delta Apparel, Inc. (NYSE: DLA) since February 2016, and serves on the boards of several privately held companies. Since 2014, Mr. Taylor has served as an Adjunct Professor at the Charleston School of Law. He holds a Juris Doctor Degree from Vanderbilt University Law School in 1978 and a Bachelor's Degree from Furman University in 1975. He was selected to join our Board because of his extensive experience across consumer brands and industries in a variety of areas including operations and management, finance, supply chain and distribution, legal and public company governance.
Kevin Miles has served as our President and Chief Executive Officer since October 2012, was appointed Director in December 2013, and served as President and Chief Operating Officer from February 2011 to October 2012. Mr. Miles joined us in 2009 as Executive Vice President of Operations. From 2008 to 2009, Mr. Miles was Executive Vice President of Operations of Pollo Campero. His leadership has led to recognition with the 2016 Ernst & Young Entrepreneur of the Year (Southwest Region) and Nation's Restaurant News 2016 Golden Chain Award. Mr. Miles received his Bachelor's Degree in 1989 from Texas A&M University. He brings to our Board leadership skills, strategic guidance and operational vision from prior experience in the industry.

The Board of Directors recommends a vote FOR the election of the nominated directors.

BOARD MATTERS

Family Relationships
There are no family relationships among any of our directors or executive officers.
Corporate Governance and Board Structure
In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, our Board of Directors consists of six members and is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution of the Board of Directors. Greg Dollarhyde serves as the Chairperson of our Board of Directors. We believe the following directors are independent as required by the rules of the NYSE: Greg Dollarhyde, Thomas Baldwin, Sue Collyns, Alec Taylor and Cordia Harrington. Thomas Baldwin and Sue Collyns are the Class I directors and their terms will expire in 2018. Greg Dollarhyde, Cordia Harrington and Alec Taylor are the Class II directors and their terms will expire in 2019. Kevin Miles is the Class III director and his term will expire in 2020. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control. The Company’s Corporate Governance Guidelines can be located under the “Investor Relations/Governance” section of our website at www.zoeskitchen.com.
Board Committees
Our Board of Directors has four standing committees: an Audit Committee, a Nominating and Governance Committee, a Compensation Committee and a Special Committee. Each of these Committees reports to the Board of Directors as they deem appropriate, and as the Board of Directors may request. The current composition, duties and responsibilities of these Committees are set forth below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Audit Committee
The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit and the audit fee; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm, including taking into consideration whether the independent auditor's provision of any non-audit services to us is compatible with maintaining the independent auditor's independence; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving related party transactions; (9) annually reviewing the Audit Committee charter and the committee's performance; and (10) handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.
Our Audit Committee consists of Sue Collyns, Thomas Baldwin and Alec Taylor. The SEC rules and the NYSE rules require us to have all independent Audit Committee members, and our Board of Directors has affirmatively determined that each of Sue Collyns, Thomas Baldwin and Alec Taylor meet the definition of "independent directors" for purposes of serving on an Audit Committee under applicable SEC and NYSE rules. In addition, our Board of Directors has affirmatively determined that Sue Collyns qualifies as our "audit committee financial expert," as such term is defined in Item 407 of Regulation S-K. Our Board of Directors has adopted a written charter for the Audit Committee, which is available under the "Investor Relations/Governance" section on our website at www.zoeskitchen.com.
Nominating and Governance Committee
Our Nominating and Governance Committee is responsible for, among other matters: (1) developing and recommending to the Board of Directors criteria for identifying and evaluating candidates for directorships; (2) making recommendations to the Board of Directors regarding candidates for election or reelection to the Board of Directors at each annual stockholders' meeting; (3) overseeing our corporate governance guidelines; (4) reporting and making recommendations to the Board of Directors concerning corporate governance matters; and (5) making recommendations to the Board of Directors concerning the structure, composition and function of the Board of Directors and its Committees.
Our Nominating and Governance Committee consists of Thomas Baldwin and Sue Collyns. The NYSE rules require us to have all independent Nominating and Governance Committee members, and our Board of Directors has affirmatively determined that each of Thomas Baldwin and Sue Collyns meet the definition of "independent directors" for purposes of serving on a Nominating and Governance Committee under applicable NYSE rules. Our Board of Directors has adopted a written charter for the Nominating and Governance Committee, which is available under the “Investor Relations/Governance” on our website at www.zoeskitchen.com.
Compensation Committee
The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans.
Our Compensation Committee consists of Alec Taylor, Greg Dollarhyde and Cordia Harrington. The NYSE rules require us to have all independent Compensation Committee members, and our Board of Directors has affirmatively determined that each of Alec Taylor, Greg Dollarhyde and Cordia Harrington meet the definition of "independent directors" for purposes of serving on a Compensation Committee under applicable NYSE rules. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available which is available under the “Investor Relations/Governance” on our website at www.zoeskitchen.com.
Special Committee
The Special Committee is responsible for, among other matters, reviewing certain key financial, strategic and transactional matters delegated by the Board and to otherwise assist the Board in fulfilling its duties and responsibilities with respect to any matters relating thereto. These key financial, strategic and transactional matters include the Company’s capital structure, equity and debt financings, growth strategies, acquisitions and divestitures, and any other similar matters. Our Special Committee consists of Tom Baldwin and Greg Dollarhyde.
Risk Oversight
Our Board of Directors is currently responsible for overseeing our risk management process. The Board of Directors focuses on our general risk management strategy and the most significant risks facing us and seeks to ensure that appropriate risk mitigation strategies are implemented by management. The Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Our Board of Directors does not have a standing risk management committee, but rather we administer this oversight function directly through our Board of Directors and our standing committees. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and our Compensation Committee is responsible for assessing and monitoring whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking. In addition, our Audit Committee oversees the performance of our internal audit function and considers and approves or disapproves any related-party transactions.
Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
Risk and Compensation Policies
We have analyzed our compensation programs and policies and have determined those programs and policies are not reasonably likely to have a material adverse effect on us. The Company’s compensation programs and policies are designed to mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs for executive officers, as well as the multi-year vesting schedules for equity awards, encourage employees to maintain both a short-term and a long-term view with respect to Company performance.
Leadership Structure of the Board of Directors
The positions of Chairperson of the Board and Chief Executive Officer are presently separated. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairperson of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson, particularly as the Board of Directors' oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require our Chairperson and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Code of Ethics
We adopted a written General Code of Ethics ("General Code") which applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. In addition, we adopted a written Code of Ethics for Executive Officers and Principal Accounting Personnel ("Code of Ethics") which applies to our principal executive officer, principal financial officer, principal accounting officer and controller and other designated members of our management. Copies of each code are available under the “Investor Relations/Governance” section on our website at www.zoeskitchen.com. We will provide any person, without charge, upon request, a copy of our General Code or Code of Ethics. Such requests should be made in writing to the attention of our General Counsel at the following address: Zoe's Kitchen, Inc., 5760 State Highway 121, Suite 250, Plano, Texas 75024.
Director Compensation for 2017
Upon appointment to our Board and annually thereafter, each non-employee director receives a grant of restricted stock units in the amount of $50,000 (based on the closing price of our common stock on the date of grant), vesting over three years from the grant date. For 2017, each non-employee director received an annual retainer in the amount of $30,000 and the following additional fees:

Position	Fee Amount (per annum)
Chairperson of the Board	$15,000
Chairperson of Audit Committee	$15,000
Chairperson of Compensation Committee	$15,000
Chairperson of Nominating and Governance Committee	$7,500
Audit Committee Member	$6,000
Compensation Committee Member	$4,000
Nominating and Governance Committee Member	$3,000
Special Committee Member (1)	$10,000

(1) This Committee was formed in September 2017. As such, only the quarterly payment amount of the Special Committee fees are included in the 2017 directors’ compensation table below.
The following table set forth the compensation paid to each of our directors in 2017. The payments below were made in accordance with the above fee summary amounts.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1) (2)	Total ($)
Sue Collyns	48,000	50,000	98,000
Thomas Baldwin	46,522	50,000	96,522
Greg Dollarhyde	52,022	50,000	102,022
Kevin Miles (3)	—	—	—
Cordia Harrington	34,000	50,000	84,000
Alec Taylor	51,000	50,000	101,000
Rahul Aggarwal (4)	17,769	—	17,769

(1) Consists of 2,903 restricted stock units based on the price of our common stock on the grant date on April 12, 2017. Such RSUs began vesting in equal annual installments over a three-year period commencing on April 12, 2018. The amounts in the column represent the aggregate grant date fair value of the stock awards, calculated in accordance with FASB Accounting Standards Codification Topic 718. A description of the methodologies and assumptions we use to value stock awards and the manner in which we recognize the related expense are described in Note 11, Equity-based Compensation in our consolidated financial statements for the year ended December 25, 2017 included in our Annual Report on Form 10-K filed on February 22, 2018.

(2) As of December 25, 2017, Mr. Dollarhyde, Mr. Baldwin, Ms. Collyns, Ms. Harrington and Mr. Taylor each held 4,276 unvested RSUs.
(3) The Company does not provide compensation for any directors who are employees of the Company.
(4) Such director's compensation amount is based on his ending service as a member of our Board of Directors on June 8, 2017. Additionally, due to this director's affiliation with our former controlling private equity shareholder, Brentwood Associates, he did not receive any equity compensation in connection with his services during 2017.

Our non-employee directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending board meetings and director education programs. Upon commencement of Board service, any new directors shall receive a full or pro rata annual equity grant in the amount of $50,000 and Board and Committee fees based upon the fiscal quarter in which her or his services commenced. In February 2016, in consultation with its independent consultant, the Compensation Committee increased the fees for both the Chairperson of our Board and the Chairperson of our Compensation Committee to $15,000 per annum (to be equal to the fee per annum for the Chairperson of our Audit Committee). Our Compensation Committee recommends that any new director hold an initial investment in our common stock in the minimum amount of $100,000. Our Compensation Committee also requires each director to hold within a five-year period at least two times the value of the applicable annual cash fees payable to that director.
Board and Committee Meetings
During 2017, the Board of Directors held nine meetings, the Audit Committee held four meetings, the Nominating and Governance Committee held five meetings and the Compensation Committee held five meetings. Each of our directors attended our 2017 Annual Meeting of Stockholders, all meetings of the Board of Directors and meetings held by each of the Committees of the Board on which such director served.
Board Executive Sessions
The independent members of the Board of Directors meet in regularly scheduled executive sessions without management present. These independent directors meet in executive session at least four times per year during our regular quarterly Board meetings and regularly during each of the Committee meetings as well. Greg Dollarhyde, the Chairperson of our Board of Directors, has acted, and will continue to act, as the presiding director at all of the Board executive sessions.  Each Chairperson of a Board Committee has acted, and will continue to act, as the presiding director at all of such Committee's executive sessions.
CEO Succession Planning
Our Compensation Committee of the Board of Directors reviews CEO succession planning issues periodically and at least annually.  Our Compensation Committee has developed criteria and selection principles and processes for the filling the CEO position and their evaluation will include both internal and external candidates.  Our Compensation Committee also maintains an emergency succession plan in the event of any unplanned unavailability of our current CEO.
Contacting the Board of Directors
Stockholders and other interested parties who desire to contact our Board of Directors, a particular Board committee, a particular group of directors (e.g., our independent directors), or individual members of the Board, including our Chairperson (the presiding director), may do so electronically by e-mail at investorrelations@zoeskitchen.com, or by mail addressed to the named individual, the committee, the group, or the Board as a whole c/o Secretary, at Zoës Kitchen, 5760 State Highway 121, Suite 250, Plano, Texas 75024. Our Secretary receives these communications and forwards them to the intended individual, committee, or group or to the full Board, as applicable, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to investorrelations@zoeskitchen.com as well.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, or Deloitte, to be the Company’s independent registered public accounting firm for the year ending December 31, 2018, and recommends that the stockholders vote for ratification of such appointment. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of Deloitte as the Company's independent registered public accounting firm for 2018 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of Deloitte to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Change in Independent Accountants
As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2016, the Company dismissed PricewaterhouseCoopers LLP, or PwC, as its independent registered public accounting firm on April 11, 2016. The decision to dismiss PwC was approved by our Audit Committee. Neither of PwC’s reports on the Company’s consolidated financial statements for the fiscal years ended December 29, 2014 and December 28, 2015 contained an adverse opinion or a disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 29, 2014 and December 28, 2015 and the subsequent interim period through April 11, 2016, there were (a) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and (b) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as follows. As previously reported in our Annual Report on Form 10-K for the fiscal year ended December 29, 2014 ("2014 Form 10-K”), it was concluded that a material weakness existed in our internal control over financial reporting for the fiscal quarter ended October 6, 2014. As disclosed in the 2014 Form 10-K, management concluded that this material weakness was remediated as of December 29, 2014.
On April 14, 2016, the Audit Committee appointed Deloitte to serve as the Company’s independent registered public accounting firm to audit the Company consolidated financial statements for the fiscal year ending December 26, 2016. During the fiscal years ended December 29, 2014 and December 28, 2015 and the subsequent interim period through April 14, 2016, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
Audit and Related Fees
The following table sets forth the aggregate fees billed for professional services rendered by Deloitte, for the audit of our financial statements for 2017 and 2016, respectively, and the aggregate fees for other services rendered by Deloitte billed in those periods:

	2017	2016
Audit Fees (1)	$428,750	$417,500
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,020 (2)	—
Total Fees	$430,770	$417,500

(1) The Audit fees for 2017 and 2016 related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.
(2) Represents fees for subscriptions to a Deloitte online service used for accounting research.
Our Board of Directors has adopted a policy for the pre-approval of all audit and permissible non-audit services which our independent auditor provides. The policy balances the need for such auditor to be independent while recognizing that in certain situations it may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee. All of the fees identified in the table above were approved in accordance with SEC requirements and pursuant to the policies and procedures described above. All of the services of Deloitte for 2017 described above were pre-approved by the Audit Committee.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information about the beneficial ownership of our common stock, as of April 19, 2018, by:

•	each person known by us to beneficially own 5% or more of our outstanding common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.
The numbers listed below are based on 19,597,482 shares of our common stock outstanding as of April 19, 2018. Unless otherwise indicated, the address of each individual listed in this table is c/o Zoe's Kitchen, Inc., 5760 State Highway 121, Suite 250, Plano, Texas 75024.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Greater than 5% Stockholders:
Misada Capital Flagship Fund LP (2)	3,295,334	16.8%
Brown Capital Management, LLC (3)	3,275,774	16.7%
JPMorgan Chase & Co. (4)	1,943,851	9.9%
Morgan Stanley (5)	1,419,340	7.2%
BlackRock, Inc. (6)	1,205,407	6.2%

Executive Officers and Directors:
Kevin Miles (7)	395,924	2.0%
Sunil Doshi (8)	83,549	*
James Besch (9)	55,380	*
Michael Todd (10)	35,535	*
Greg Dollarhyde (11)	163,188	*
Sue Collyns (11)	22,521	*
Thomas Baldwin (11)	16,854	*
Alec Taylor (11)	15,288	*
Cordia Harrington (11)	13,698	*
All executive officers and directors as a group (9 persons)	801,937	4.0%
* Indicates less than 1%
(1) A "beneficial owner" of a security is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power which includes the power to vote, or to direct the voting of, such security or investment power which includes the power to dispose, or to direct the disposition of, such security.
Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issued upon the exercise of options exercisable as of April 19, 2018 (or within 60 days thereafter) or upon the conversion of restricted stock units vested as of April 19, 2018 (or within 60 days thereafter) are considered outstanding and to be beneficially owned by the person holding such options or restricted stock units for the purpose of computing such person's percentage beneficial ownership, but are not deemed outstanding for the purposes of computing the percentage of beneficial ownership of any other person.
(2) Information is based on Schedule 13G filed with the SEC on February 26, 2018, by Misada Capital Flagship Fund LP. The reporting persons are Misada Capital Flagship Fund LP (“Misada Flagship”), Misada Capital Holdings LLC (“Misada Holdings”) and Noah A. Elbogen. Each of Misada Holdings, as the general partner of Misada Flagship, and Mr. Elbogen, as the managing member of Misada Holdings, may be deemed to beneficially own 3,295,334 shares of the Company’s common stock directly owned by Misada Flagship. The address for Misada Capital Flagship Fund LP, Misada Capital Holdings LLC and Noah A. Elbogen is 200 S. Dwight Place, Englewood, NJ 07631.
(3) Information is based on a Schedule 13G filed with the SEC on February 14, 2018, by Brown Capital Management, LLC and The Brown Capital Management Small Company Fund, which reported sole voting power as to 1,918,582 shares and sole dispositive power as to 3,275,774 shares. Included in such shares are 1,576,390 shares beneficially owned by The Brown Capital Management Small Company Fund, a registered investment company, which is managed by Brown Capital Management, LLC. The address for the beneficial owners is 1201 N. Calvert Street, Baltimore, MD 21202.
(4) Information is based on a Schedule 13G filed with the SEC on January 26, 2018, by the beneficial owner which reported sole voting power as to 1,776,537 shares and sole dispositive power as to 1,943,851 shares. The address for the beneficial owner is 270 Park Avenue, New York, NY 10017.
(5) Information is based on Schedule 13G filed with the SEC on February 12, 2018, by Morgan Stanley. The reporting persons are Morgan Stanley and Morgan Stanley Investment Management Inc. The address for Morgan Stanley and Morgan Stanley Investment Management is 1585 Broadway, New York, NY 10036.
(6) Information is based on a Schedule 13G filed with the SEC on January 23, 2018, by the beneficial owner which reported sole voting power as to 1,205,407 shares and sole dispositive power as to 1,205,407 shares. The address for the beneficial owner is 55 East 52nd Street, New York, NY 10055.

(7) Includes (i) 222,992 shares of common stock that can be acquired upon the exercise of outstanding options, (ii) 3,951 shares of common stock that are issuable in connection with restricted stock units which began vesting annually in three equal installments on February 18, 2017, (iii) 6,091 shares of common stock that are issuable in connection with restricted stock units which vest annually in three equal installments beginning on February 21, 2018, (iv) 45,374 shares of common stock that are issuable in connection with restricted stock units which vest annually in four equal installments beginning on February 15, 2019 and (v) 46,000 restricted shares which vest annually in five equal installments beginning on June 15, 2018.
(8) Includes (i) 38,250 shares of common stock that can be acquired upon the exercise of outstanding options, (ii) 1,824 shares of common stock that are issuable in connection with restricted stock units which began vesting annually in three equal installments on February 18, 2017, (iii) 2,866 shares of common stock that are issuable in connection with restricted stock units which vest annual in three equal installments beginning on February 21, 2018, (iv) 16,014 shares of common stock that are issuable in connection with restricted stock units which vest annually in four equal installments beginning on February 15, 2019 and (v) 19,516 restricted shares that vest annually in five equal installments beginning on September 7, 2018.
(9) Includes (i) 30,382 shares of common stock that can be acquired upon the exercise of outstanding options, (ii) 608 shares of common stock that are issuable in connection with restricted stock units which began vesting annually in three equal installments on February 18, 2017, (iii) 1,075 shares of common stock that are issuable in connection with restricted stock units which will vest annually in three equal installments beginning on February 21, 2018 and (iv) 4,004 shares of common stock that are issuable in connection with restricted stock units which vest annually in four equal installments beginning on February 15, 2019.
(10) Includes (i) 28,632 shares of common stock that can be acquired upon the exercise of outstanding options, (ii) 608 shares of common stock that are issuable in connection with restricted stock units which began vesting vest annually in three equal installments on February 18, 2017, (iii) 1,075 shares of common stock that are issuable in connection with restricted stock units which will vest annually in three equal installments beginning on February 21, 2018 and (iv) 4,004 shares of common stock that are issuable in connection with restricted stock units which vest annually in four equal installments beginning on February 15, 2019.
(11) In the case of each person named, includes (i) 445 shares of common stock that are issuable in connection with restricted units which began vesting annually in three equal installments on April 12, 2017 (ii) 1,936 shares of common stock that are issuable in connection with restricted units which will vest annually in three equal installments beginning on April 12, 2018 and (iii) 3,504 shares of common stock that are issuable in connection with restricted stock units which will vest annually in four equal installments beginning on April 12, 2019

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Introduction
 The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation for our “named executive officers,” who consist of our principal executive officer, principal financial officer, and our two other most highly compensated executive officers who were still serving at the end of fiscal year 2017. The following set forth information regarding our executive officers as of April 19, 2018:

Name	Age	Position
Kevin Miles	52	President, Chief Executive Officer and Director
Sunil Doshi	46	Chief Financial Officer
Jeremy Hartley (1)	58	Former Chief Operating Officer
James Besch	45	Vice President of Accounting
Michael Todd	52	General Counsel and Secretary

(1) Mr. Hartley served in such capacity until his completion of employment with the Company in October 2017.
Kevin Miles has served as our President and Chief Executive Officer ("CEO") since October 2012, was appointed Director in December 2013, and served as President and Chief Operating Officer from February 2011 to October 2012. Mr. Miles joined us in 2009 as Executive Vice President of Operations. From 2008 to 2009, Mr. Miles was Executive Vice President of Operations of Pollo Campero. His leadership has led to recognition with the 2016 Ernst & Young Entrepreneur of the Year (Southwest Region) and Nation's Restaurant News 2016 Golden Chain Award. Mr. Miles received his Bachelor's Degree in 1989 from Texas A&M University.
Sunil Doshi has served as our Chief Financial Officer ("CFO") since October 2015. Prior to joining the Company, from February 2012 until September 2015, Mr. Doshi served in various capacities at Fossil Group Inc., including as Senior Vice President and Chief Financial Officer of Fossil Americas and as Senior Vice President Finance for Corporate Brand Management. From 1999 to January 2012, Mr. Doshi served in various capacities at L Brands Inc., including as Vice President Financial Planning and Analysis of Mast Global, and as Vice President, Retail Finance of Bath & Body Works. Mr. Doshi received his Master’s Degree in 1998 from the Booth School of Business at the University of Chicago, and his Bachelor’s Degree in 1994 from The Ohio State University.
James Besch has served as our Vice President of Accounting and Principal Accounting Officer since April 2014. He also served as our Controller from January 2013 to September 2015. Prior to joining Zoës Kitchen, Mr. Besch served as Regional Controller and Director of SEC reporting for Club Corp, Inc. from November 2003 to December 2012. Mr. Besch began his career with Arthur Andersen in 1996. Mr. Besch received his Master's Degree in 1996 from the University of Texas. He is a Certified Public Accountant.
Michael Todd has served as our General Counsel since August 2014 and our Secretary since October 2014. From November 2012 until joining Zoës Kitchen, Mr. Todd provided corporate counseling to licensing, real estate and technology companies. From May 2011 to November 2012, Mr. Todd served as Executive Vice President and General Counsel of UnitedLex Corporation. From June 2003 to May 2011, Mr. Todd worked in various roles at American Tower Corporation culminating in the position of Senior Vice President–Corporate Counsel. From 2008 to 2014, he served as an Adjunct Professor teaching Securities Regulation at Campbell Law School. Earlier in his career, Mr. Todd served as a junior attorney at the SEC. Mr. Todd currently serves on the Board of Directors of the Association of Corporate Counsel (Dallas Chapter). Mr. Todd received his Juris Doctor Degree from the University of Miami School of Law in 1991, and his Bachelor’s Degree from Brown University in 1987.
Business Summary
 For fiscal 2017, we had revenues of approximately $314 million, a 14% increase in our revenues over fiscal 2016.  In fiscal 2017, we opened 39 new Company-owned restaurants. As of December 25, 2017, we had 240 Company-owned restaurants and three franchised restaurants across 20 states. Over the past two fiscal years, we have opened 77 Company-owned restaurants, a 47% increase since the end of 2015. Our Adjusted EBITDA for fiscal 2017 was approximately $25.0 million, a decrease of 0.4% from fiscal 2016. Adjusted EBITDA is a non-GAAP amount, and a description of the manner in which we calculate such amount, as well as a reconciliation of Adjusted EBITDA to our GAAP-reported net income (loss) is provided on pages 32 and 34 of our Annual Report on Form 10-K filed with the SEC on February 22, 2018.

Compensation Philosophy and Objectives
 The objectives of our executive compensation program include attracting skilled individuals to manage and operate all aspects of our business, incentivizing and rewarding those individuals based upon corporate results, and retaining those individuals who continue to meet our expectations over the longer term. We also intend for our executive compensation program to make us competitive within the restaurant and food service industry, where there is significant competition for experienced leaders who possess the skills and experience to build and deliver on long-term value creation. We believe that compensation of our executive officers should incentivize them to focus on the achievement of both short-term and long-term business objectives and strategies. We utilize executive compensation principles that balance short-term versus long-term payments and awards, cash payments versus equity-based awards, and fixed versus contingent payments and awards. We use a combination of these principles that we believe are most appropriate to motivate our executive officers.
Our executive compensation program is designed to:

•	attract and retain experienced executives in our industry;

•	reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and stockholders by motivating such officers to increase stockholder value and rewarding such officers when stockholder value increases;

•	motivate the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by aligning their individual goals, where appropriate, with the goals of the executive management team and our company; and

•	compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives.
The incentive compensation of our named executive officers is comprised of cash-based incentive compensation and equity-based compensation. Our equity compensation consists of grants of stock options and restricted stock units, both of which are subject to time-based vesting provisions. Both elements of executive incentive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will vary with our financial performance as reflected in our stock price performance. In addition, it encourages equity ownership and promotes retention of key talent. Equity-based compensation derives its value from our equity value. Our equity value may fluctuate substantially depending on our financial results and because we are a relatively new public company. Our payment of cash bonus awards is dependent on our achievement of pre-determined financial and operational objectives. We seek to apply a consistent philosophy to compensation for all executive officers. We believe that the compensation components described below simultaneously fulfill one or more of the above principles and objectives.
 Compensation Committee Procedures
 The Compensation Committee is responsible for:

•	annually reviewing and approving our goals and objectives for executive compensation;

•
annually reviewing and approving our senior executive officers’ annual base salary levels, annual cash incentive opportunity levels, long-term incentive opportunity levels, and supplemental benefits, if any;

•	annually approving actual annual cash incentive plan payouts and long-term equity incentive grants;

•	reviewing and approving any employment agreements, severance arrangements, stock ownership guidelines and change of control agreements for our senior executive officers, as appropriate;

•	making recommendations and reports to the Board of Directors concerning matters of executive compensation;

•	administering our executive incentive plans, including our 2014 Omnibus Incentive Plan (the “2014 Incentive Plan”) and our 2018 Omnibus Incentive Plan (the "2018 Incentive Plan");

•	reviewing any other compensation plans, programs and policies; and

•	reviewing director compensation on an annual basis.
Compensation Decision-Making Process
 Role of Executive Officers and Compensation Committee
 Our CEO plays a significant role in reviewing the performance of our other executive officers and making compensation recommendations to the Compensation Committee. Our CFO, General Counsel and Chief People Officer play supporting roles in providing information to the Compensation Committee and the CEO. When discussing performance evaluations and setting compensation levels for our executive officers, the Compensation Committee works closely with our CEO. However, the Compensation Committee has the discretion to reject or modify the recommendations of our CEO. Our executive officers do not participate in determining or recommending the amount of his or her own compensation.

Our CEO periodically evaluates the other executive officers’ performances with the Compensation Committee and makes recommendations for base salary, cash incentive awards and grants of long-term equity incentive awards for all executive officers other than himself. Based on these recommendations and in consideration of the compensation objectives and principles described above, the Compensation Committee approves the annual compensation packages of all our executive officers. On an annual basis, the Compensation Committee reviews our existing compensation programs, objectives and philosophy to determine whether such programs, objectives, and philosophy are appropriate. This review includes the use of market data and other relevant information applicable to the restaurant sector and our senior management team.
Shareholder Engagement
Our CEO and CFO regularly communicate with our significant stockholders to learn their views regarding any issues that they deem important to their investment decision regarding our common stock. To date, such significant stockholders have not expressed any issues regarding our executive compensation policies and practices. At our last two annual meetings of stockholders in 2016 and 2017, 99% and 98%, respectively, of all voting stockholders voted “for” our executive compensation resolution. We believe that the Company is viewed favorably among investors given its EBITDA stock trading multiple as of our fiscal year ended December 25, 2017. See chart entitled “Company Comparison to 2018 Peer Group” below. In addition, in 2018, the Company has made certain changes to its compensation practices that we believe improve alignment with our shareholders’ interests.  Given the volatility of our stock price, we have moved away from granting purely or a substantial majority of stock options and towards granting restricted stock units and restricted shares that have a more direct retentive effect on the recipient regardless of our stock price fluctuations.  We also lengthened the vesting period for our grants of restricted stock units from three years to four years and, for our CEO and CFO’s restricted shares, to five years.  We also tie 100% of our CEO's and CFO's cash bonus awards to objective performance metrics that are tied to creating shareholder value. Finally, in the future we intend to give strong consideration to having at least 50% of our CEO’s long-term equity grants tied to vesting conditions based on certain financial or operational performance metrics. We believe that all of the foregoing changes, among others, will further result in our compensation practices assisting with driving long-term value for our stockholders.
Market Challenges and 2017 Peer Group
During 2017 and continuing into 2018, the restaurant industry faced numerous challenges that negatively impacted the financial performance of many restaurant chains. These challenges were based upon a number of factors such as increased competition, heavy discounting, increased labor costs, and the influence of technology and delivery on customer spending, among others. We believe that these challenges are generally unique to the restaurant sector.  In response to these challenges, we have undertaken a number of significant initiatives which we expect to help us drive sales and customer traffic and to improve the guest experience in our restaurants. We are continuing to innovate our menu, to make investments in technology, to improve operational efficiencies, and to invest further in our capabilities to meet the off-premise dining demand through delivery and catering.  Our ability to execute on these initiatives will continue to serve as key areas of our focus in addressing these challenging restaurant sector conditions.
The peer group used in making compensation decisions for fiscal year 2017 is comprised of the following list of 16 companies, all of which are in the restaurant and food service industry and have size and financial characteristics generally similar to, and comparable with, us. The Company believes that it is important to only use peers that are included in the restaurant sector.

Ark Restaurants Corp.	Nathan's Famous, Inc.
Bojangles’, Inc.	Noodles & Co.
Bravo Brio Restaurant Group	Papa Murphy's
Chuy’s Holdings Inc.	Popeyes Louisiana Kitchen, Inc.
El Pollo Loco, Inc.	Potbelly Corporation
Fiesta Restaurant Group	Ruths Hospitality Group
Ignite Restaurants Group	Sonic Corp.
Jamba, Inc.	The Habit Restaurants, Inc.
Our Compensation Committee reviewed the available and relevant peer group data and confirmed the selection of the above referenced peer group. This data consisted of the revenue and compensation data reported for each of the foregoing peer companies as to fiscal year 2016, and the market capitalization as of year end 2016. As compared to this peer group, we ranked 57% of the peer group median in terms of market capitalization for year end 2016, and 25% of the peer group median in terms of revenues for fiscal year 2016. The median revenue and market capitalization amounts for the peer group were $385 million and $464 million, respectively, compared to $276 million and $483 million for the Company. While our 2016 revenue was less than the median of the 2016 revenue of the peer group, we are a high growth company with revenue that in recent years has been growing at a significantly faster rate than the revenue of most of the peer group companies. On balance, the Compensation Committee deemed the peer group adequately representative of the competitive landscape in which we operate.

2018 Peer Group
The peer group we have selected for fiscal 2018 analysis of the Company’s executive compensation matters is comprised of the following list of 16 companies, all of which are in the restaurant and food service industry and have size and financial characteristics generally similar to, and comparable with, us. We have deleted three peers from our 2017 peer group list because such companies were no longer comparable. For example, we deleted Ignite Restaurants Group due to its bankruptcy filing and deleted Popeyes Louisiana Kitchen, Inc. due to its acquisition. During this period of challenges affecting the restaurant sector, consolidations, bankruptcies and similar circumstances have resulted and may continue for the foreseeable future. Accordingly, we will continue to revise our peer group in the future based on applicable circumstances. The Company believes that it is important to only use peers that are included in the restaurant sector and to exclude hotel chains and other leisure companies since their businesses are not directly comparable to our business. In general, hotel chains and other leisure companies are not facing the similar business challenges that are currently impacting the restaurant sector.

Ark Restaurants Corp.	Kona Grill
Bojangles’, Inc.	Nathan's Famous, Inc.
Bravo Brio Restaurant Group	Noodles & Co.
Chuy’s Holdings Inc.	Papa Murphy's
Del Frisco's Restaurant Group	Potbelly Corporation
El Pollo Loco Holdings, Inc.	Ruth's Hospitality Group
Fiesta Restaurant Group	Sonic Corp.
J. Alexander's Holdings	The Habit Restaurants, Inc.
Based on this peer group, and applying the revenue and compensation data reported for each of the foregoing peer companies as to fiscal year 2017, and the market capitalization as of year end 2017, we ranked 61% of the peer group median in terms of market capitalization, and 32% of the peer group median in terms of revenues for fiscal year 2017. For fiscal 2017, the median revenue and market capitalization amounts for the 2018 peer group were $386 million and $311 million, respectively, compared to $314 million and $336 million for the Company. While our 2017 revenue was less than the median of the 2017 revenue of the peer group, our market capitalization as of the end of fiscal year 2017 was larger than 10 out of the 16 companies in the peer group. On balance, the Compensation Committee deemed the 2018 peer group adequately representative of the competitive landscape in which we operate.

Company Comparison to 2018 Peer Group
Below sets forth the following metrics for our 2018 peer group: market capitalization, three-year compound annual growth rate ("CAGR") in terms of revenue, three-year CAGR in terms of EBITDA, and EBITDA multiple. The below table also sets forth on a comparison basis the same metrics for the Company, including our percentage rank in the 2018 peer group.

Company Name	Market Cap as of most recent fiscal year end (in millions)	3-Year CAGR Revenue	3-Year CAGR EBITDA	EBITDA Multiple (1)
Ark Restaurants Corp.	$92.6	3%	(7)%	9
Bojangles’, Inc.	$437.4	8%	7%	6
Bravo Brio Restaurant Group	$38.0	0%	(10)%	1
Chuy’s Holdings Inc.	$474.4	15%	16%	12
Del Frisco's Restaurant Group Inc.	$323.6	6%	3%	7
El Pollo Loco, Inc.	$382.7	5%	3%	6
Fiesta Restaurant Group	$514.2	3%	(7)%	8
Ignite Restaurants Group	$142.6	5%	13%	6
J. Alexander's Holdings Inc.	$17.7	15%	(25)%	4
Nathan's Famous, Inc.	$316.0	7%	31%	11
Noodles & Co.	$207.9	4%	(12)%	7
Papa Murphy's	$91.2	7%	(10)%	5
Potbelly Corporation	$305.1	9%	8%	8
Ruths Hospitality Group	$677.2	6%	8%	10
Sonic Corp.	$1,073.2	(5)%	2%	7
The Habit Restaurants, Inc.	$194.4	24%	21%	7

Zoe's Kitchen	$336.2	22%	65%	16
Zoe's Kitchen % Rank	61%	99%	100%	100%

(1) This EBITDA Multiple is a calculated for each company by dividing such company's market capitalization as of its most recent fiscal year end by such company's EBITDA for the same year.
Based on the above referenced metrics, and given the Company percentile ranking of 99%, and 100% based on 3-year CAGR (in terms of revenue) and 3-year CAGR (in terms of EBITDA), respectively, our financial performance is at or near the top as compared to our 2018 peer group. In addition, as compared to our 2018 peer group, the Company is ranked 100% based on our EBITDA trading multiple (as of fiscal year ended December 25, 2017), which is the highest among all of our 2018 peers.

We believe that it is important to consider our rank as compared to our 2018 peer group in terms of total shareholder return ("TSR") and CEO total compensation over a three-year period from fiscal 2015 to 2017. Compared to our 2018 peer group, on a median basis, we rank 58% in terms of total compensation and 46% in terms of three-year TSR. Relative to our 2018 peer group, we believe we are appropriately balanced in terms of our three-year pay and performance alignment. Below is a chart that reflects our three-year pay to performance as compared to each of members of our 2018 peer group.

3-Year Pay and Performance Alignment
Relative Performance Rank
Relative Pay Rank
100.00%
75.00%
50.00%
25.00%
0.00%
0.00%
25.00%
50.00%
75.00%
100.00%
RUTH
NATH
CHUY
ARKR
PBPB
SONC
DFRG
ZOES
LOCO
FRSH
NDLS
HABT
FRGI
BBRG
KONA

For a discussion of certain other changes to our compensation program made in 2018, please refer to "Compensation Changes in 2018" below.
Elements of Compensation
 The following is a discussion of the primary elements of compensation for each of our executive officers. Compensation for our executive officers generally consists of the following elements:

•	Base Salary. A fixed cash payment intended to attract and retain skilled individuals, recognize career experience and individual performance and provide competitive compensation.

•
Short-Term Incentives. Our annual cash bonus program provides annual cash incentive opportunities based upon Company performance that is intended to promote and reward achievement of our annual financial and strategic objectives and, for certain of our named executive officers, individual performance objectives measured over the current year.

•
Long-Term Incentives. We have made grants of time vesting stock options, restricted stock units and restricted stock awards, all of which are intended to align the executive’s interests with those of our stockholders by tying value to long-term Company performance.

•	Health and Welfare Benefits. Health and welfare benefits (including medical, dental, vision, and life and disability insurance) are intended to provide comprehensive employee benefits.

•
Executive Perquisites. In limited circumstances, additional benefits are offered to certain of our named executive officers to provide competitive supplemental benefits, such as Company payment of an automobile allowance as well as relocation benefits.

Executive compensation includes both fixed components (base salary, health and welfare benefits and executive perquisites) and variable components (annual cash incentive awards and grants of time vesting equity awards), with substantial weight generally placed on the performance-based variable components. Each component is linked to one or more of our strategic objectives. The fixed components of compensation are designed to be competitive in order to induce top talent executives to join our company as well as to retain such key talent. Revisions to the fixed components of compensation occur infrequently aside from our annual salary review or upon promotions or substantial increases to the executive’s scope of responsibility. Salary increases are, in part, designed to reward executives for their management activities during the year and to maintain their level of income with respect to cost of living increases.

 The variable compensation related to our annual cash bonus program is tied to the achievement of certain annual financial metrics, and is designed so that above average performance is rewarded with above average rewards. Target annual cash incentive award levels as a percentage of base salary are set once the executive is hired and generally relate to his or her scope of responsibility, with revisions typically occurring upon promotions or substantial increases to the executive’s scope of responsibility. Our annual cash bonus program is designed to align each executive’s annual goals for his respective area of responsibility with the financial goals of the entire business as set by the Compensation Committee.
Base Salary
 A primary component of compensation of our executive officers is base salary. Base salary is designed to provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. The base salary established for each of our executive officers is intended to reflect each individual’s responsibilities, the skills and experience required for the job, his or her individual performance, our business performance, labor market conditions and competitive market salary levels.
 Base salaries are reviewed during the fiscal year by our Chief Executive Officer and the Compensation Committee, and salary increases typically take effect in March or April of each fiscal year, unless business circumstances require otherwise. Our Chief Executive Officer and Compensation Committee review the performance of all executive officers. Based upon this review and any relevant informal competitive market data made available to them during the preceding year, informal discussions with recruiting firms, research and members of the Compensation Committee’s personal knowledge of the competitive market, the Compensation Committee sets the salary level for each executive officer for the coming year.
 Salary Adjustments in Fiscal Year 2017
 As part of our annual review process in 2017, based on the market research and analysis completed by our Compensation Committee and our human resources personnel, including consideration of the peer group data described above in determining market levels, the named executive officers’ salaries were increased to stay competitive with regard to overall market conditions and within our peer group. The Compensation Committee considered such salary increases ordinary course market adjustments. Accordingly, in 2017, Mr. Miles’s salary was increased from $600,000 to $618,000, Mr. Doshi's salary was increased from $395,000 to $407,000, Mr. Besch’s salary was increased from $185,000 to $190,560, and Mr. Todd’s salary was increased from $205,000 to $211,150.
 Short-Term Incentive Compensation
 In addition to receiving base salaries, our named executive officers are eligible to earn annual performance bonus awards under our bonus plan adopted annually by our Compensation Committee. The bonus amount awarded under this plan is discretionary in nature as to individual performance and is based upon the Company attaining specific financial performance metrics. The annual cash incentive awards under this plan are intended to offer incentive compensation by rewarding the achievement of corporate objectives linked to our overall financial results. Our Compensation Committee has authority to award annual cash incentives under this plan to our executive officers. We believe that establishing annual cash incentive opportunities under this plan helps us attract and retain qualified and highly skilled executives. These annual cash incentive awards are intended to reward executive officers who have a positive impact on corporate results.
 Setting Target Award Levels
 On an annual basis, or at the commencement of an executive officer’s employment with us, our Compensation Committee, based upon input from our executive officers, typically sets a target level of annual cash incentive award opportunity under our bonus plan that is structured as a percentage of such executive officer’s base salary at the end of the fiscal year. For fiscal 2017, the target level of annual cash incentive award opportunity for our CEO and CFO was 50% of his base salary, and for our Vice President of Accounting and our General Counsel was 35% of his base salary.
  Setting Performance Objectives
 Each year, the Compensation Committee establishes our corporate financial performance objective and sets a threshold, target and maximum amount with reference to achieving pre-set levels of desired financial performance, with consideration given to our annual and long-term financial plan, as well as to macroeconomic conditions. All or part of a named executive officer’s annual cash bonus award opportunity under the bonus plan is determined based upon the achievement level of our Adjusted EBITDA. Adjusted EBITDA for purposes of the bonus plan represents earnings before interest, taxes, depreciation and amortization adjusted for certain nonrecurring expenses. The Compensation Committee believes this corporate performance objective reflected our overall Company goals for fiscal year 2017, which balanced the achievement of revenue growth and improving our operating efficiency. The Compensation Committee believes that Adjusted EBITDA provides a meaningful understanding of our core operating performance.
 We have historically attempted to maintain consistency year-over-year with respect to the difficulty of achieving the financial performance objectives under the bonus plan. Our annual Adjusted EBITDA financial target typically increases each year to promote continuous growth consistent with our business plan. The financial performance targets are designed to be realistic and attainable, though slightly aggressive, requiring in each fiscal year strong performance and execution that, in our view, provides an annual incentive firmly aligned with stockholder interests.
 Depending upon the executive officer’s position within the Company, his or her annual cash incentive award potential under the bonus plan is primarily based on the achievement level of our Adjusted EBITDA. Subsequent to a determination of whether the Company has achieved its Adjusted EBITDA threshold, the Compensation Committee has discretion to factor into its analysis the achievement and attainment of the executive officer’s individual performance objectives. A satisfactory level of performance must be achieved by the executive officer to be awarded the annual cash incentive award by our Compensation Committee. Generally, the named executive officer must be employed at the time of payment to receive such amount. In addition, the Compensation Committee retains the discretion to adjust annual cash incentive awards due to extraordinary circumstance or nonrecurring events such as significant financings, equity offerings, acquisitions or dispositions, or other similar events.
 2017 Performance Annual Incentive Awards
 For fiscal year 2017, the minimum threshold Adjusted EBITDA was set at $18.7 million, the target Adjusted EBITDA was set at $21.7 million, and the maximum Adjusted EBITDA was set at $26.1 million. At the conclusion of fiscal year 2017, we presented our Adjusted EBITDA and our financial statements to our Compensation Committee for review and approval. Adjusted EBITDA for this bonus calculation was approximately $16.7 million, below the target Adjusted EBITDA amount of $21.7 million, resulting in no payout under the terms of the bonus plan. Adjusted EBITDA is a non-GAAP amount. A description of the manner in which we calculate such amount, as well as a reconciliation of such amount to our GAAP-reported net income (loss) is provided on pages 32 and 34 of our Annual Report on Form 10-K filed with the SEC on February 22, 2018.
The table below indicates the total annual cash bonus award payments for fiscal year 2017 for our executive officers. For our CEO and CFO, 100% of their cash bonus payout was tied to the Company's Adjusted EBITDA target. In fiscal 2017, the Company did not achieve the minimum threshold of its Adjusted EBITDA target and, accordingly, our CEO and CFO did not receive any cash bonus.

Name	Base Salary at 12/25/17 ($)	Bonus Award as a Percentage of Base Salary	Adjusted EBITDA Achieved	Cash Bonus Under Bonus Plan ($)
Kevin Miles	618,000	50%	0%	—
Sunil Doshi	407,000	50%	0%	—
James Besch	190,560	35%	0%	$16,562 (1)
Michael Todd	211,150	35%	0%	$18,531 (1)

(1) For such executive, 75% of the potential cash bonus payout was tied to the Company's Adjusted EBITDA target and 25% of the potential cash bonus payout was discretionary based on such executive achieving certain key performance indicators. The amount reflected was paid pursuant to the discretionary component of the of the Company’s bonus program applicable to such executive and calculated based on the actual salary paid to such executive during fiscal 2017.

The following indicates the cash bonus payout for each of our CEO and CFO based on the Company's performance over the last three fiscal years:

Name	2017 Bonus ($)	2016 Bonus ($)	2015 Bonus ($)
Kevin Miles	—	225,000	319,539
Sunil Doshi	—	150,900	57,517 (1)

(1) Amount based on Mr. Doshi starting with the Company on October 2, 2015.
Long-Term Equity-Based Compensation
 Our Compensation Committee believes that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in equity-based compensation aligns the incentives of our executives with the interests of our stockholders and with our long-term corporate success. Additionally, our Compensation Committee believes that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent.
Types of Long-Term Award Grants
 The Compensation Committee believes the award of stock options, restricted stock units and restricted stock awards with time based vesting provide executives with a long-term interest in our success and rewards the creation of stockholder value over time.

Stock Options Under the 2014 Incentive Plan
 We grant stock options with an exercise price equal to the closing price of our common stock on the date of grant. We believe these stock options represent “pay-for-performance” and are aligned with stockholder interests because they have no value unless the price of our common stock appreciates. The term of each stock option may not exceed 10 years. Stock options vest on an annual basis in equal amounts over the course of four or five years, subject to continued employment on the vesting date. This vesting period encourages executive longevity and compensates our executive officers for their contribution to our success over a period of time.
Restricted Stock Units
 Beginning in 2016, we began to grant restricted stock units to our executives and other senior team members. We believe they align our executives' interests with those of our stockholders with respect to increases in stock value, and also enhance executive retention in challenging general economic conditions. This is because restricted stock units allow the executive to receive some economic value even if our stock price remains flat or declines provided that the executive remains with the Company for the duration of the vesting period. The vesting period for our restricted stock units is three years. In addition to these objectives, the combined use of stock options and restricted stock units reduces our total share usage versus granting only stock options.
Restricted Stock Awards
The Compensation Committee approved grants of restricted common stock awards to Mr. Miles and Mr. Doshi during 2017. We believe they align our executives' interests with those of our stockholders with respect to increases in stock value, and also enhance executive retention in challenging general economic conditions. This is because restricted stock awards allow the executive to receive some economic value even if our stock price remains flat or declines provided that the executive remains with the Company for the duration of the vesting period. The vesting period for these restricted stock awards is five years.
 Grant of Long-Term Incentives
 Each executive officer is provided with a grant of stock options or restricted stock units when he or she joins our Company based upon his or her position with us and his or her relevant experience. In addition to such equity grants, the Compensation Committee may grant additional awards of stock options, restricted stock units or other equity awards to retain our executives and to recognize the achievement of corporate and individual goals or strong individual performance.
 Each grant of stock options or restricted stock units is awarded pursuant to a stock option or restricted stock unit agreement, as appropriate. In allocating the amount of equity awarded to our named executive officers, each individual’s compensation package is reviewed and a subjective determination of the number of equity awards that would be appropriate to retain and motivate each executive officer in his or her position is set. A greater amount of equity is granted to our more senior executives who have more strategic responsibilities and a more direct impact on corporate results.
 2017 Long-Term Incentive Awards Granted and 2017 CEO Realized Compensation
As indicated in the table below, in 2017 our CEO received two equity grants. One grant was in February 2017 and was made pursuant to the Company’s annual equity incentive program. This February 2017 grant consisted of 75% stock options and 25% restricted stock units. The unrealized grant date fair value of the stock options was $637,500 and these stock options had an exercise price of $23.26, which was the closing price of our common stock on the date of grant. Within several months after this grant, such stock options were substantially underwater. Hence, the second equity grant was made in June 2017 as a one-time award to enhance the retentive effect of the equity component of our CEO’s compensation in light of competitive factors and to offset the substantial diminution in potential value of the February 2017 stock options. This June 2017 grant consisted of 50% restricted stock and 50% stock options with an extended vesting period of five years for each form of equity to encourage the long-term retention of our CEO. The unrealized grant date fair value of the stock options was $627,700 and the stock options had an exercise price of $13.60, which was the closing price of our common stock on the date of grant.
Based on the closing price of our common stock as of our fiscal year end 2017 of $17.19 per share, these stock options granted in February and June 2017 had an aggregate realizable value of $466,700 (as compared to the aggregate unrealized grant date value for such options of $1,265,200 as indicated in the table below). Additionally, as indicated in “Option Exercises and Stock Vested in Fiscal 2017” below, upon the vesting of certain RSUs, our CEO acquired 3,951 shares of our common stock in 2017, which shares were valued at $67,918 as of our 2017 fiscal year end. Accordingly, based on the realizable value of these stock options and these shares of vested common stock, our CEO’s total compensation for 2017 as of our fiscal year end 2017 was $2,013,392 (as compared to $2,743,974 set forth below in “Summary Compensation Table”). We believe that disclosure of our CEO’s compensation on a realizable value basis provides meaningful additional information relating to the amounts of actual CEO compensation for 2017. Based upon our CEO's compensation on a realizable value basis, we believe that our CEO's compensation level was in line with the CEOs of our 2017 peer group. See chart entitled "3 Year Pay and Performance Alignment" above.

The Compensation Committee granted stock options and restricted stock units to all of our executive officers in 2017. All stock options issued in 2017 have an exercise price equal to the closing price of our common stock on the grant date. All stock options issued in 2017 have a four year vesting period with the exception of the stock option grants to each of Mr. Miles and Mr. Doshi noted below, which have a five year vesting period. All restricted stock units issued in 2017 have a three year vesting period. The restricted stock awards issued to Mr. Miles and Mr. Doshi in 2017 have a five year vesting period. All of the Company’s equity grants were made to incentivize our named executive officers to grow our stock price over time and as a retention incentive.
 The Compensation Committee approved the following long-term equity incentive grants for our executive officers in fiscal year 2017:

Name	Grant Type	Grant Date Fair Value ($)	Number of Stock Options, RSUs or RSAs Granted	Exercise Price ($)
Kevin Miles	Stock Options	637,500	77,982	23.26
	Stock Options (1)	627,700	130,000	13.60
	RSUs	212,500	9,136	(2)
	RSAs	625,600	46,000	(3)
Sunil Doshi	Stock Options	300,000	36,697	23.26
	Stock Options (1)	250,000	55,679	12.81
	RSUs	100,000	4,299	(2)
	RSAs	250,000	19,516	(4)
Jeremy Hartley (5)	Stock Options	150,000	18,349	23.26
	RSUs	50,000	2,150	(2)
James Besch	Stock Options	112,500	13,761	23.26
	RSUs	37,500	1,612	(2)
Michael Todd	Stock Options	112,500	13,761	23.26
	RSUs	37,500	1,612	(2)

(1) These stock options have a vesting period of five years.
(2) The number of RSUs referenced above were granted based on the closing price of our common stock on the grant date, which was $23.26 per share.
(3) The number of RSAs referenced above were granted based on the closing price of our common stock on the grant date, which was $13.60 per share.
(4) The number of RSAs referenced above were granted based on the closing price of our common stock on the grant date, which was $12.81 per share.
(5) Since Mr. Hartley completed employment with the Company on October 23, 2017, all such equity grants, which were then unvested, became forfeited upon such date.
Timing of Awards/Equity Award Granting Policy
 The Compensation Committee determines the size, terms and conditions of equity grants to our executive officers in accordance with the terms of our 2014 Incentive Plan and approves them on an individual basis.
Benefits and Executive Perquisites
 We believe that attracting and retaining superior management talent requires an executive compensation program that is competitive in all respects with the programs provided at similar companies. All executive officers are eligible for benefits including: medical, dental, short- and long-term disability and life insurance. The executives participate in these plans on the same basis, terms, and conditions as other team members.
 Our executive officers receive certain customary perquisites, including in some cases an automobile allowance, medical plan benefits and a meal card. Any perquisites are negotiated with the executive officer at the time such executive officer joins us. All such perquisites for the named executive officers are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnotes. We also provide customary relocation benefits, when applicable.
Risk Analysis of Compensation Plans
 After analysis, the Compensation Committee believes that our compensation policies and practices for our employees, including our executives, do not encourage excessive risk or unnecessary risk-taking and in our opinion the risks arising from such compensation policies and practices are not reasonably likely to have a material adverse effect on us. The Compensation Committee believes our compensation programs have been balanced to focus our key employees on both short- and long-term financial and operational performance.

Tax and Accounting Considerations
 Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for a company’s named executive officers, other than its chief financial officer, unless such compensation qualifies as performance-based under such section. Our Compensation Committee seeks to qualify the variable compensation paid to our named executive officers for an exemption from the deductibility limitations of Section 162(m). However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.
In December 2017, the Tax Cuts and Jobs Act (the “2017 Tax Act”) was enacted. The 2017 Tax Act includes a number of changes to existing U.S. tax laws that impact the company, including changes to Section 162(m). Such changes include repealing the performance-based compensation and commission exceptions and the principal financial officer no longer being excluded from named executive officers for tax deduction purposes. These changes may affect the deductibility of compensation payments related to fiscal 2017 which are paid in 2018.
 In connection with decisions that relate to our equity incentive award plans and programs, the Compensation Committee considers the tax and accounting implications of significant compensation decisions. As tax and accounting standards change, we may revise certain programs to appropriately align any related tax and accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Retirement Benefits
Our named executive officers are eligible to participate in our 401(k) Plan. The Company matches 50% of the contributions that our employees, including our named executive officers, make to the 401(k) Plan up to a maximum of 6% of the total contribution. The Company’s match amount vests 25% per annum for each year that such employee works over 1,000 hours. The Company did not make any matching contributions in 2017. Other than the Company 401(k) Plan, we do not provide any plans that would provide the named executive officers with any other payment of retirement benefits, or benefits that will be paid primarily following retirement (whether through tax-qualified plans or otherwise), including but not limited to tax-qualified defined benefit plans and supplemental executive retirement plans.
Change in Control and/or Termination Payments
Aside from severance rights described under the “2016 Management Severance Program,” the “Miles Employment Agreement,” and the “CFO Severance Agreement,” we did not provide any right to payments to our named executive officers upon a change in control of the Company, upon a change in the such officers’ responsibilities following any such change in control, or, more generally, upon such officer’s resignation, retirement or other termination. For more information about our payment obligations upon a change in control, see “2016 Management Severance Program” and “Potential Payments Upon Termination or Change in Control” below.

Summary Compensation Table
The following table sets forth the total compensation that was paid or accrued for our named executive officers for the 2015, 2016 and 2017 fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All other Compensation ($) (3)	Total ($)
Kevin Miles	2017	613,847	—	625,600	1,477,700	—	26,827	2,743,974
President & CEO	2016	576,924	—	—	650,000	225,000	29,560	1,481,484
	2015	476,924	—	—	540,800	319,539	27,444	1,364,707
Sunil Doshi	2017	404,231	—	250,000	650,000	—	25,563	1,329,794
Chief Financial Officer	2016	386,922	—	—	300,000	150,900	25,422	863,244
	2015 (4)	86,305	—	—	574,980	57,517	104,939	823,741
Jeremy Hartley	2017 (5)	281,346	—	—	200,000	—	26,400	507,746
Former Chief Operating Officer	2016	269,231	—	—	250,000	105,000	18,922	643,153
	2015	238,462	—	—	270,400	159,770	9,526	678,158
James Besch	2017	189,279	—	—	150,000	16,562	10,527	366,368
Vice President of Accounting	2016	182,700	—	—	100,000	42,752	10,759	336,211
	2015	162,885	25,000 (6)	—	175,760	65,480	9,126	438,251
Michael Todd	2017	209,731	—	—	150,000	18,531	12,256	390,518
General Counsel & Secretary	2016	202,204	—	—	100,000	47,322	12,930	362,456
	2015	188,846	—	—	135,200	75,916	11,740	411,702
(1) The amounts represent the aggregate grant date fair value of stock options and restricted stock units awarded in a given year, calculated in accordance with FASB Accounting Standards Codification Topic 718. A description of the methodologies and assumptions we use to value options awards and the manner in which we recognize the related expense are described in Note 11, Equity-based Compensation in our consolidated financial statements for the year ended December 25, 2017 included in our Annual Report on Form 10-K filed on February 22, 2018. The award amount is based on the Black-Scholes-Merton option pricing model and was amortized over the four or five year vesting period associated with respective options.
(2) Amounts under “Non-Equity Incentive Plan Compensation” in the above table represent the amount of the performance annual incentive awards earned for the relevant year, as described under “Compensation Discussion and Analysis - Short-Term Incentive Compensation” and “- 2017 Performance Annual Incentive Awards.”
(3) The amounts included in this column consist of the following:

Name	Year	Automobile Allowance ($)	Premiums for Medical, Dental & Vision Plans ($)	Signing / Severance ($)	Other ($)	Total ($)
Kevin Miles	2017	16,770	7,647	—	2,410	26,827
	2016	16,770	10,688	—	2,102	29,560
	2015	16,770	9,367	—	1,307	27,444
Sunil Doshi	2017	16,770	7,725	—	1,068	25,563
	2016	16,770	7,989	—	663	25,422
	2015	3,999	742	100,000	198	104,939
Jeremy Hartley	2017	16,770	9,288	—	342	26,400
	2016	13,545	5,063	—	314	18,922
	2015	8,385	—	—	1,141	9,526
James Besch	2017	—	7,725	—	2,802	10,527
	2016	—	8,168	—	2,591	10,759
	2015	—	6,880	—	2,246	9,126
Michael Todd	2017	—	9,331	—	2,925	12,256
	2016	—	9,981	—	2,949	12,930
	2015	—	8,818	—	2,922	11,740
(4) Amounts based on Mr. Doshi commencing employment with the Company on October 2, 2015, including a grant of 42,000 stock options in connection with his commencement of employment.
(5) The amounts reflected for 2017 are based on Mr. Hartley completing employment with the Company on October 23, 2017. In connection with Mr. Hartley’s transition, the Company agreed to pay him severance and other payments. See "Severance Paid to Former COO" below.
(6) Represents an award based on providing additional support services to the Company during the Company’s CFO transition.

2014 Incentive Plan
In connection with our IPO, we adopted the 2014 Incentive Plan. The 2014 Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of us and our subsidiaries are eligible for grants under the 2014 Incentive Plan. As of our 2017 fiscal year end, we had 1,092,123 stock options outstanding at a weighted average exercise price of $23.27 per share. All of these options vest in four equal annual installments following the date of such grant with the exception of two grants to Mr. Miles and Mr. Doshi noted above that vest in five equal annual installments. The purpose of the 2014 Incentive Plan is to provide incentives that will attract, retain and motivate high performing officers, directors and employees by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities. Set forth below is a summary of the material terms of the 2014 Incentive Plan. For further information about the 2014 Incentive Plan, we refer you to the complete copy of the 2014 Incentive Plan included as Exhibit 10.1 to our Form S-1 filed with the SEC on March 31, 2014.
Administration
The 2014 Incentive Plan is administered by the Compensation Committee of our Board of Directors. Among the Compensation Committee's powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the 2014 Incentive Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the 2014 Incentive Plan as it deems necessary or proper. The Compensation Committee has the authority to administer and interpret the 2014 Incentive Plan, to grant discretionary awards under the 2014 Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award, to make all other determinations in connection with the 2014 Incentive Plan and the awards thereunder as the Compensation Committee deems necessary or desirable and to delegate authority under the 2014 Incentive Plan to our executive officers.
Available Shares
The aggregate number of shares of common stock which may be issued or used for reference purposes under the 2014 Incentive Plan or with respect to which awards may be granted may not exceed 1,905,799 shares. The number of shares that will be available for issuance under the 2014 Incentive Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares that will be available for issuance under the plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury. In general, if awards under the 2014 Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2014 Incentive Plan.
The maximum number of shares of common stock with respect to which incentive equity that may be granted under the 2014 Incentive Plan shall be 1,905,799 shares. As of our 2017 fiscal year end, we had 1,092,123 stock options issued and outstanding under the 2014 Incentive Plan. The maximum number of shares of our common stock with respect to which any stock option, stock appreciation right, shares of restricted stock or other stock-based awards that is subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the Code and may be granted under the 2014 Incentive Plan during any fiscal year to any eligible individual is 350,000 shares (per type of award). The total number of shares of our common stock with respect to all awards that may be granted under the 2014 Incentive Plan during any fiscal year to any eligible individual is 700,000 shares. There are no annual limits on the number of shares of our common stock with respect to an award of restricted stock that are not subject to the attainment of specified performance goals to eligible individuals. The maximum value of a cash payment made under a performance award which may be granted under the 2014 Incentive Plan during any fiscal year to any eligible individual is $5,000,000. The maximum grant date fair value of any award granted to any non-employee director during any calendar year may not exceed $5,000,000.
Award Agreement
Awards granted under the 2014 Incentive Plan will be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant's employment, as determined by the Compensation Committee.
Stock Options
The Compensation Committee is able to grant nonqualified stock options to any eligible individual. The Compensation Committee is also able to grant incentive stock options, but only to eligible employees. The Compensation Committee determines the number of shares of our common stock subject to each option, the term of each option, which may not exceed 10 years, or five years in the case of an incentive stock option granted to a 10% stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share's fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee.
Restricted Stock
The Compensation Committee is able to award shares of restricted stock under the 2014 Incentive Plan. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient will generally have the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient's restricted stock agreement. The Compensation Committee is able to determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.
Recipients of restricted stock are required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse. If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. Section 162(m) of the Code requires that performance awards be based upon objective performance measures.
Other Stock-Based Awards
The Compensation Committee is able to, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, shares of common stock awarded purely as a bonus and not subject to restrictions or conditions, shares of common stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an affiliate, stock equivalent units, restricted stock units, and awards valued by reference to book value of shares of common stock under the 2014 Incentive Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares. The Compensation Committee is able to determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2014 Incentive Plan and discussed in general below.
Performance Awards
The Compensation Committee is able to grant a performance award to a participant payable upon the attainment of specific performance goals. The Compensation Committee is able to grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code as well as performance awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Compensation Committee. Based on service, performance and/or other factors or criteria, the Compensation Committee is able to, at or after grant, accelerate the vesting of all or any part of any performance award.
Change in Control
In connection with a change in control, as defined in the 2014 Incentive Plan, the Compensation Committee is able to accelerate vesting of outstanding awards under the 2014 Incentive Plan. In addition, such awards may be, in the discretion of the Committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by us for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee is able to provide for accelerated vesting or lapse of restrictions of an award at any time.
Amendment and Termination
Notwithstanding any other provision of the 2014 Incentive Plan, our Board of Directors is able to, at any time, amend any or all of the provisions of the 2014 Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the 2014 Incentive

Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.
Transferability
Awards granted under the 2014 Incentive Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Committee is able to provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.
Recoupment of Awards and Clawback Policy
The 2014 Incentive Plan provides that awards granted under the 2014 Incentive Plan are subject to any applicable recoupment policy that we may have in place or any obligation that we may have regarding the clawback of "incentive-based compensation" under the Exchange Act or under any applicable rules and regulations promulgated by the SEC. The Company follows applicable laws with respect to its clawback policy regarding any incentive based compensation.
Effective Date; Term
The 2014 Incentive Plan was adopted by the Board of Directors and approved by our stockholders on March 28, 2014. No award will be granted under the 2014 Incentive Plan on or after March 28, 2024. Any award outstanding under the 2014 Incentive Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.
2018 Incentive Plan
Please see "Proposal No. 4 - Approval of the 2018 Incentive Plan" for a summary of the terms of the 2018 Incentive Plan.

2017 Grants of Plan - Based Awards Table
 The following table sets forth information regarding grants of plan-based awards made to our named executive officers during fiscal year 2017.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option and Stock Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Kevin Miles	N/A	—	306,924	460,385	—	—	—	—
	2/21/2017	—	—	—	—	77,982 (3)	23.26	637,500
	2/21/2017	—	—	—	9,136 (4)	—	—	212,500
	6/15/2017	—	—	—	—	130,000 (5)	13.60	627,700
	6/15/2017	—	—	—	46,000 (6)	—	—	625,600

Sunil Doshi	N/A	—	202,116	303,173	—	—	—	—
	2/21/2017	—	—	—	—	36,697 (3)	23.26	300,000
	2/21/2017	—	—	—	4,299 (4)	—	—	100,000
	9/7/2017	—	—	—	—	55,679 (7)	12.81	250,000
	9/7/2017	—	—	—	19,516 (6)	—	—	250,000

Jeremy Hartley	N/A	—	—	—	—	—	—	—
	2/21/2017	—	—	—	—	18,349 (3)	23.26	150,000
	2/21/2017	—	—	—	2,150 (4)	—	—	50,000

James Besch	N/A	—	66,248	99,371	—	—	—	—
	2/21/2017	—	—	—	—	13,761 (3)	23.26	112,500
	2/21/2017	—	—	—	1,612 (4)	—	—	37,500

Michael Todd	N/A	—	73,406	110,109	—	—	—	—
	2/21/2017	—	—	—	—	13,761 (3)	23.26	112,500
	2/21/2017	—	—	—	1,612 (4)	—	—	37,500

(1) All awards were made in the form of cash bonuses paid under the Company's annual bonus plan paid in accordance with Adjusted EBITDA metrics approved by our Compensation Committee. See "2017 Performance Annual Incentive Awards" section above.

(2) Represents the grant date fair value for stock options listed, computed in accordance with FASB ASC Topic 718.
(3) Represents stock options issued under our 2014 Incentive Plan and are subject to vesting in equal annual installments on each anniversary of the grant date over a four year period. These awards expire on February 21, 2027 if the named executive officer is an employee of the Company on such date.

(4) Represents restricted stock units awarded under our 2014 Incentive Plan and are subject to vesting in equal installments on each anniversary of the grant date over a three year period.
(5) Represents stock options issued under the 2014 Incentive Plan and subject to vesting in equal annual installments on each anniversary of the grant date over a five year period. These awards expire on June 15, 2027 if the named executive officer is an employee of the Company on such date.

(6) Represents restricted stock awarded under our 2014 Incentive Plan and subject to vesting in equal installments on each anniversary of the grant date over a five year period.
(7) Represents stock options issued under the 2014 Incentive Plan and subject to vesting in equal annual installments on each anniversary of the grant date over a five year period. These awards expire on September 7, 2027 if the named executive officer is an employee of the Company on such date.

Outstanding Equity Awards at 2017 Fiscal Year End
 The following table sets forth information with respect to outstanding stock options, restricted stock units and restricted stock awards for each of the named executive officers as of December 25, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)
Kevin Miles	116,250	13,750	15.00	4/10/2024 (2)	—	—
	20,000	20,000	35.01	2/26/2025 (8)	—	—
	8,748	26,247	27.42	2/18/2026 (9)	7,902 (1)	135,835
	—	77,982	23.26	2/21/2027 (10)	9,136 (11)	157,048
	—	130,000	13.60	6/15/2027 (12)	46,000 (13)	790,740

Sunil Doshi	21,000	21,000	40.15	10/2/2025 (3)	—	—
	4,038	12,114	27.42	2/18/2026 (9)	3,647 (1)	62,692
	—	36,697	23.26	2/21/2027 (10)	4,299 (11)	73,900
	—	55,679	12.81	9/7/2028 (14)	19,516 (15)	335,480

Jeremy Hartley (5)	—	—	—	—	—	—

James Besch	12,625	1,875	15.00	4/10/2024 (6)	—	—
	6,500	6,500	35.01	2/26/2025 (8)	—	—
	1,346	4,038	27.42	2/18/2026 (9)	1,216 (1)	20,903
	—	13,761	23.26	2/21/2027 (10)	1,612 (10)	27,710

Michael Todd	15,000	5,000	28.16	9/18/2024 (7)	—	—
	5,000	5,000	35.01	2/26/2025 (8)	—	—
	1,346	4,038	27.42	2/18/2026 (9)	1,216 (1)	20,903
	—	13,761	23.26	2/21/2027 (10)	1,612 (10)	27,710

(1) Represents restricted stock units awarded on February 18, 2016, which vest in equal annual installments over three years beginning on February 18, 2017.
(2) Represent options awarded on April 10, 2014, which vest in equal annual installments over four years beginning on April 10, 2015. Includes 75,000 options granted on April 10, 2014 which were immediately exercisable.

(3) Represent options awarded on October 2, 2015, which vest in equal annual installments over four years beginning on October 2, 2016.
(4) Represent options awarded on April 10, 2014, which vest in equal annual installments over four years beginning on April 10, 2015, Includes 40,000 options granted on April 10, 2014 which were immediately exercisable.

(5) Mr. Hartley completed employment with the Company on October 23, 2017.
(6) Represent options awarded on April 10, 2014, which vest in equal annual installments over four years beginning on April 10, 2015. Includes 10,000 options granted on April 10, 2014 which were immediately exercisable.

(7) Represents options awarded on September 18, 2014, which vest in equal annual installments over four years beginning on September 18, 2015.
(8) Represents options awarded on February 26, 2015, which vest in equal annual installments over four years beginning on February 26, 2016.
(9) Represents options awarded on February 18, 2016, which vest in equal annual installments over four years beginning on February 18, 2017.
(10) Represents options awarded on February 21, 2017, which vest in equal annual installments over four years beginning on February 21, 2018.
(11) Represents restricted stock units awarded on February 21, 2017, which vest in equal annual installments over three years beginning on February 21, 2018.
(12) Represents options awarded on June 15, 2017, which vest in equal annual installments over five years beginning on June 15, 2018.
(13) Represents restricted stock awarded on June 15, 2017, which vests in equal annual installments over five years beginning on June 15, 2018.
(14) Represents options awarded on September 7, 2017, which vest in equal annual installments over five years beginning on September 7, 2018.
(15) Represents restricted stock awarded on September 7, 2017, which vests in equal annual over five years installments beginning on September 7, 2018.

Option Exercises and Stock Vested in Fiscal 2017
 The following table sets forth vesting of restricted stock units under our 2014 Incentive Plan during fiscal year 2017 for each of our named executive officers on an aggregated basis. None of our named executive officers exercised any stock options in 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Kevin Miles	3,951	91,031
Sunil Doshi	1,823	42,002
Jeremy Hartley (2)	1,519	34,998
James Besch	607	13,985
Michael Todd	607	13,985

(1) The amounts set forth in this column represent the aggregate value realized during the fiscal year, which is determined by multiplying the number of shares acquired upon vesting by the closing price of our common stock on the date of vesting for each particular stock award.

(2) Mr. Hartley completed employment with the Company on October 23, 2017.
Change in Control under 2014 Incentive Plan
 In connection with a change in control, as defined in our 2014 Incentive Plan, within the Compensation Committee’s discretion, it may accelerate vesting of outstanding awards under the 2014 Incentive Plan. In addition, such awards will be, in the discretion of the Compensation Committee, (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by us for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the award, or (iii) cancelled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.
Stock Ownership Guidelines
Executives: Beginning in 2016, target ownership for our CEO is two times annual base salary. Our other named executive officers have a guideline of one times annual base salary. Each executive is required to accumulate this ownership holding within five years. Our Compensation Committee reviews progress towards achievement annually. For purposes of calculating ownership under the guidelines, we include outright shares owned by the executive as well as any vested stock options and restricted stock. We do not include unvested stock options or restricted stock or unearned performance shares.
Non-employee directors: Beginning in 2016, the stock ownership guideline for non-employee directors is two times the annual cash fees payable to Board members. Each director is required to accumulate this ownership holding amount over five years. See the section entitled “Director Compensation for 2017” for additional information regarding our directors’ compensation.
Non-qualified Deferred Compensation
 Our named executive officers did not participate in or have account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us.
Prohibition of Pledging and Hedging Transactions
The Company prohibits certain derivative transactions in Company stock. Our officers and directors, including their immediate family members, may not:

•	Trade in “puts”, “calls”, or other derivative securities involving the Company’s securities or other similar hedging;

•	Engage in zero-cost collars, forward sales contracts or other hedging transactions in Company securities;

•	Hold Company securities in margin accounts; or

•	Pledge Company securities.

Compensation Recoupment (“Clawback”) Policy
The Company follows a compensation recovery policy in accordance with Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and any applicable rules and laws. Accordingly, in the event the Company materially restates all or a portion of its financial statements due to fraud or intentional misconduct, either committed by a corporate officer or knowingly permitted by a corporate officer, our Compensation Committee may take action to recover any incentive cash compensation and performance-based equity awards that were based on the achievement of financial results that were subsequently restated. Executive compensation subject to recovery or cancellation may include:

•	Annual incentive or other incentive cash compensation paid to the corporate officer;

•	Economic gains realized from the sale of shares awarded under any performance-based equity plan; and

•	Restricted stock or units, deferred stock awards, and any other performance-based stock options or equity.
Our Compensation Committee has the sole discretion to determine the appropriate actions to take in the event of a restatement, including seeking recommendations from the Audit Committee and the full Board as well as retaining outside advisors to assist in making its determinations. Any actions taken by our Compensation Committee would be independent of consequences imposed by law enforcement agencies, regulators or other authorities. Our Compensation Committee expects to continue to review potential changes to the Company’s clawback policies in light of the Dodd-Frank Act and any new applicable regulations or listing requirements.
 Miles Employment Agreement
On March 28, 2014, we entered into an employment agreement with Mr. Miles (the "Miles Employment Agreement"). The Miles Employment Agreement provides an initial term of three years, which term shall be extended for subsequent one year terms thereafter unless either the Company or the executive gives 60 days' notice of non-renewal. The Miles Employment Agreement provides that, effective upon completion of our IPO, Mr. Miles' base salary became $400,000. The Miles Employment Agreement provides for participation in the Company's benefit plans, paid vacation in accordance with Company policies, and entitlement to a leased car and payment of relevant insurance, maintenance and gas expenses. The target bonus opportunity for Mr. Miles is 50% of base salary, with the opportunity for a stretch bonus upon achieving performance goals.
In the event of a termination of employment by the Company without "cause," or for "good reason" by Mr. Miles or due to the Company not extending his employment term, the Miles Employment Agreement provides Mr. Miles with (i) earned and unpaid base salary through the date of termination, reimbursement for unreimbursed business expenses incurred through such date of termination, accrued but unused vacation time in accordance with Company policy, and certain additional accrued and vested payments provided under the Company's benefit plans or arrangements; (ii) continued base salary for 12 months; (iii) continued coverage under the Company's group health plan for 12 months (provided the executive continues to pay the relevant employee portion on an after-tax basis that was being paid prior to termination, and provided that such coverage will cease if the executive obtains coverage through a new employer); (iv) a prorated annual bonus amount (based on actual performance); and (v) prorated vesting of any incentive equity shares that would have otherwise vested in the 12-month period following termination (determined by multiplying the amount of such shares that would have vested in the 12-month period following termination by a fraction, the numerator of which is the number of days during the fiscal year of termination that the relevant executive is employed by the Company and the denominator of which is 365), based on actual performance, if applicable. Other than the amounts described in (i) above, the executive would only receive such severance if he executes a general release in favor of the Company and our affiliates.
"Cause" is defined as any of the following by the relevant executive: (i) neglect of his reasonable duties to the Company and its direct and indirect subsidiaries (collectively, the "Company Group") for a reason other than illness or incapacity; (ii) the disregard, violation or breach of any written, material policies of the Company Group which causes other than immaterial loss, damage or injury to the property or reputation of the Company Group; (iii) conduct which the Company, in its good faith discretion, determines would cause the Company Group substantial public disgrace or disrepute or substantial economic harm; (iv) the commission of a felony, an intentional tort (excluding any tort relating to a motor vehicle) or an act of fraud; (v) breach of any fiduciary duty, gross negligence or willful misconduct with respect to the Company Group, or (vi) the material breach of any agreement with the Company Group. "Good Reason" is defined as any of the following without the consent of the relevant executive: (i) material diminution in base salary or target bonus opportunity, other than pursuant to and consistent with across-the-board reductions of base salary or bonus opportunities applicable to all senior executives of the Company; (ii) material diminution in the executive's duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); (iii) relocation of the primary work location by more than fifty (50) miles from its then current location; or (iv) any action or inaction that constitutes a material breach by the Company of such employment agreement.
The Miles Employment Agreement contains indefinite confidentiality, intellectual property, cooperation and mutual non-disparagement provisions. In addition, during the employment term and for the 12-month period thereafter, Mr. Miles may not solicit employees of the Company Group or compete with the Company Group. In the event that Mr. Miles breaches any such restrictive covenant, payment of any severance will cease and he will be forced to repay the Company for any severance already received.

On February 25, 2016, the Miles Employment Agreement was modified to extend the term of his employment through March 28, 2019. On May 24, 2017, we entered into an Amended and Restated Employment Agreement with Mr. Miles. This Agreement restated and superseded in its entirety the Miles Employment Agreement, as amended. Pursuant to the Amended and Restated Employment Agreement, Mr. Miles’ employment term was extended to June 30, 2022. The Amended and Restated Miles Employment Agreement also provides that, upon a termination of employment "without cause" or for "good reason," Mr. Miles shall be entitled to two years of continued base salary and benefits coverage, and acceleration of any unvested equity upon any termination “without cause” or for “good reason.” The Amended and Restated Employment Agreement otherwise did not change the terms of the existing Miles Employment Agreement as further described above. Subsequent to any change in control of the Company, the severance terms in the Amended and Restated Miles Employment Agreement shall no longer apply, and only the severance terms set forth below under “2016 Management Severance Program” shall apply.
CFO Severance Agreement
In connection with Mr. Doshi’s commencement of employment with the Company on October 2, 2015, the Company and Mr. Doshi entered into a severance agreement. Pursuant to this agreement, in the event of a termination of employment by the Company "without cause" or for "good reason," Mr. Doshi shall receive his base salary for 12 months, continued coverage under the Company's group health plan for 12 months, a prorated annual bonus amount (based on actual performance), and earned and unpaid base salary, accrued and unused vacation time and reimbursement for unreimbursed business expenses incurred through such date of termination. The Company’s obligation to provide these termination benefits to Mr. Doshi are subject to his execution without revocation of a valid release and Mr. Doshi’s compliance with certain post termination covenants.
On February 25, 2016, the terms of his severance agreement were modified to provide that, upon a termination of employment "without cause" or for "good reason," Mr. Doshi shall be entitled to 18 months of base salary and benefits coverage. Subsequent to a change in control of the Company, the severance terms in the Mr. Doshi's amended severance agreement shall no longer apply, and only the severance terms set forth below under “2016 Management Severance Program” shall apply.
Severance Paid to Former COO
On October 23, 2017, the Company and Jeremy Hartley, our then COO, agreed to end his employment relationship with the Company. In connection with Mr. Hartley’s transition, the Company agreed to pay Mr. Hartley severance equal to 6-months of his salary at the time, which equaled $137,500.
2016 Management Severance Program
On February 25, 2016, we adopted a severance program applicable to our senior management team upon a change in control of the Company. The program is based on the employee’s level within the Company. The duration of continuing benefits for the CEO, the CFO, the Vice Presidents and our Director-level employees are 2 years, 18 months, 12 months and 6 months, respectively, based on such level within the organization (the “Benefits Duration Period”). In the event of a termination of employment by the Company without "cause," for "good reason" by the relevant employee upon a change in control or within 18 months thereafter, the severance program provides the employee with the following: (i) earned and unpaid base salary through the date of termination, reimbursement for unreimbursed business expenses incurred through such date of termination, accrued but unused vacation time in accordance with Company policy, and certain additional accrued and vested payments provided under the Company's benefit plans or arrangements; (ii) continued base salary for the Benefits Duration Period; (iii) continued coverage under the Company's group health plan for the Benefits Duration Period (provided the employee continues to pay the relevant employee portion on an after-tax basis that was being paid prior to termination); (iv) a prorated annual bonus amount, with such bonus determined based on the deemed achievement of all of the performance objectives for such fiscal year at a 100% level; and (v) immediate vesting of any incentive equity shares and of all target performance goals with respect to any applicable performance based unit awards or similar performance compensation. As a condition to receiving these severance amounts, the relevant employee is required to execute a general release in favor of the Company.
For purposes of this program, "cause” shall mean any of the following: (i) employee’s intentional unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (ii) employee’s material breach of any Company agreement, (iii) employee’s material failure to comply with the Company’s written policies or rules, (iv) employee’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, or (v) employee’s gross negligence or willful misconduct in the performance of duties to the Company that is not cured within thirty days after employee is provided with written notice thereof. “good reason” shall mean employee’s resignation due to any of the following events which occurs without employee’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (i) a material diminution of employee’s title, authority, responsibilities, duties, base pay or bonus, (ii) a material change in the geographic location at which employee must perform services for the Company of at least fifty miles, (iii) a material reduction in the right to participate in the benefit programs in which employee was previously participating, (iv) a material breach by the Company of an employment agreement between employee and the Company, or (v) a failure of the Company to have a successor assume its obligations under an employment agreement between employee and the Company (each of (i), (ii), (iii), (iv) and (v) a “Good Reason Condition”). In order for employee to resign for Good Reason, employee must provide written notice to the Company of the existence of the Good Reason Condition within 90 days of employee’s knowledge of the initial existence of such Good Reason Condition. Upon receipt of such notice of the Good Reason Condition, the Company will be provided with a period of 30 days during which it may remedy the Good Reason Condition and not be required to provide for the payments and benefits described herein as a result of such proposed resignation due to the Good Reason Condition specified in the notice. If the Good Reason Condition is not remedied within the period specified in the preceding sentence, then the employee may resign based on the Good Reason Condition specified in the notice of termination effective no later than 180 days following the initial existence of such Good Reason Condition.
On May 24, 2017, we amended our 2016 Management Severance Program, which is applicable to our CEO, CFO and our senior management team after a change in control of the Company and upon a qualifying termination thereunder. This amendment added to the definition of “change in control” certain changes in the majority of the then existing directors over a two year period. The amendment otherwise did not change the terms of the 2016 Management Severance Program.
Potential Payments Upon Termination or Change in Control
Aside from the severance rights provided to our senior management team as described above, in 2017, we did not provide any rights to payments to our named executive officers upon a change in control of the Company, upon a change in such officer’s responsibilities following any such change in control, or, more generally, upon such officer’s resignation, retirement or termination.
The information below describes and quantifies certain compensation that would become payable to each named executive officer if, as of December 25, 2017, any of the circumstances set forth in the table below had occurred. As of such date, the closing price of our common stock was $17.19. In addition, in connection with a change in control, as defined in our 2014 Incentive Plan, the Compensation Committee may accelerate vesting of outstanding awards under our 2014 Incentive Plan. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event. See “Compensation Changes in 2018” below for a discussion of certain changes in the Company’s severance benefits applicable to our CEO and CFO program for senior management adopted by our Compensation Committee in 2018.

Named Executive Officer	Benefit	Death or Disability ($)	Change in Control Without Termination ($)	Termination Without Cause ($)	Termination for Good Reason ($)
Kevin Miles	Cash severance (1)	—	—	1,236,000	1,236,000
	Acceleration of equity (2)	—	—	773,611	773,611
	Health benefits (3)	—	—	15,294	15,294
	Total	—	—	2,024,905	2,024,905
Sunil Doshi	Cash severance (1)	—	—	610,500	610,500
	Acceleration of equity	—	—	227,822	227,822
	Health benefits (3)	—	—	11,588	11,588
	Total	—	—	849,910	849,910
James Besch	Cash severance (1)	—	—	190,560	190,560
	Acceleration of equity	—	—	23,789	23,789
	Health benefits (3)	—	—	7,725	7,725
	Total	—	—	222,074	222,074
Michael Todd	Cash severance (1)	—	—	211,150	211,150
	Acceleration of equity	—	—	19,683	19,683
	Health benefits (3)	—	—	9,331	9,331
	Total	—	—	240,164	240,164

(1) The amounts referenced assume such executive is terminated without "cause" or for "good reason" following a change in control, and are based on executive’s salary at the then existing salary rate (excluding a bonus amount based on the Company achieving its Adjusted EBITDA target, if applicable).

(2) The executive’s stock options will not be subject to acceleration of vesting upon a change in control without termination under the amended Miles Employment Agreement and the executive may receive an acceleration of vesting of his incentive equity shares upon a change in control without termination upon the separate approval of the Compensation Committee. Under the amended Miles Employment Agreement, prior to any change in control event, the executive will be entitled to accelerated vesting of any stock incentive equity shares upon any termination "without cause" or for "good reason."

(3) This amount is based upon the 2017 health benefits contribution amount by the Company.

Compensation Changes in 2018
In 2018, our Compensation Committee approved the following changes to our executive compensation program for 2018:

•	Executive base salaries were increased in accordance with cost of living adjustments and to improve competitiveness, as applicable;

•	The annual equity award mix was changed to 75% restricted stock units with four year vesting and 25% stock options with four year vesting;

•	Adoption of our 2018 Incentive Plan;

•	Our CEO's potential bonus payout was increased from 50% of his base salary to 75% of his base salary upon achieving the applicable Company performance metrics.

•	We revised our 2018 peer group based on the circumstances previously stated. See "2018 Peer Group" above.
The Compensation Committee reviewed any relevant data and related issues and made no changes with respect to the Company's severance program, stock ownership guidelines, directors' fees, clawback policy, and overall long-term compensation program.
CEO Pay Ratio
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), U.S. publicly-traded companies are required to disclose the ratio of their CEO’s annual total compensation to the compensation of their median employee. This disclosure requires that our median employee be selected from all employees, including full-time, part-time, seasonal and temporary employees. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, apply certain exclusions, and make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported. In particular, it is important to note that we employ over 5,000 employees, full and part-time, in our 250-plus restaurants across 20 states in the U.S. and, therefore, our median employee is a part-time kitchen worker who makes $14,800 per year.  We calculated our CEO to median employee pay ratio in accordance with the Dodd-Frank Act and Item 402(u) of the SEC’s Regulation S-K, to arrive at a reasonable estimate calculated in accordance with SEC regulations and guidance. We identified our median employee by using total 2017 compensation for all individuals, excluding our CEO, who were employed by us on November 20, 2017 (annualized in the case of full- and part-time employees who joined us during 2017). This total compensation amount of our median employee is based on part-time employment for such employee, and is not necessarily representative of the compensation of our other restaurant employees or of our overall compensation practices. Based on this median employee’s annual total compensation and the annual total compensation for our CEO in 2017 as reported in the "Summary Compensation Table" above of $2.7 million, the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation is 185 to 1.
As indicated in the table included in “2017 Long-Term Incentive Awards Granted and 2017 CEO Realized Compensation” above, in 2017 our CEO received two stock options grants with unrealized grant date values of $637,500 and $627,700, respectively.  These two stock options grants had exercise prices equal to the closing price of our common stock on the date of grant of $23.26 per share and $13.60 per share, respectively.  For purposes of the CEO pay ratio calculation only, we believe it is appropriate to exclude the value of these stock options grants from the CEO’s compensation for 2017, because these stock options had a nominal realizable value as of November 20, 2017 (based on the closing price of our common stock on such date of $13.38 per share).  In other words, our CEO only realizes compensation from these respective stock option grants upon the price of our common stock exceeding the $13.60 and $23.26 exercise prices for these respective stock option grants.  The exercise prices of all of our CEO’s other stock options is above the closing price of our common stock on November 20, 2017, which was $13.38 per share and, therefore, such stock options have essentially no value as of such date. Additionally, as indicated in “Option Exercises and Stock Vested in Fiscal 2017” above, upon the vesting of certain RSUs, our CEO acquired 3,951 shares of our common stock in 2017, which shares were valued at $91,031 as of the vesting date for such RSUs. Accordingly, based on the exclusion of CEO’s stock options coupled with the inclusion of these shares of vested common stock in calculating our CEO’s realized compensation for 2017, the CEO to median employee pay ratio would be 106 to 1. We believe such ratio provides meaningful information relating to the compensation realized in 2017 by our CEO as compared to the compensation of our median employee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the preceding "Compensation Discussion and Analysis" section of the Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that this section be included in this Proxy Statement for fiscal 2017 for filing with the SEC.

THE COMPENSATION COMMITTEE
Alec Taylor, Chairperson Greg Dollarhyde Cordia Harrington
In accordance with the SEC’s rules, the foregoing report will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with JPMorgan
As of the date hereof, JPMorgan Chase & Co. beneficially owns approximately 9.9% of our outstanding common stock. On November 7, 2017, the Company entered into a new five-year $50.0 million secured revolving credit facility (the “Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent (with an ability to increase, subject to certain conditions, the revolving credit facility by up to an additional $25.0 million). At the closing of this facility, we drew $12.5 million to prepay in full our outstanding indebtedness under our previous credit facility and to replace such credit facility. As a result of arms’ length negotiations, this facility was made in the course of business on substantially the same terms and conditions as those prevailing at the time for comparable loans with other lenders.
On April 5, 2018, we entered into a Select Merchant Payment Instrument Processing Agreement (the “Processing Agreement”) with a JPMorgan affiliate, Paymentech, LLC, and JPMorgan Chase Bank, N.A., one of our debt holders, to provide certain credit card processing services to us. As a result of arms’ length negotiations, the Company is obligated to pay ordinary and customary “at market” credit card processing fees and expenses under the Processing Agreement.
Indemnification Agreements
We entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.
Procedures for Approval of Related Party Transactions
Our Board of Directors adopted a written related person transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy is administrated by our Audit Committee. This policy provides that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction. Our Audit Committee reviewed and approved the terms and conditions of each of the related party transactions with JPMorgan Chase & Co., and its affiliates referenced above in advance of entering into such transactions. Other than as referenced above, in fiscal 2017 until the date hereof, the Company and its officers and directors did not engage in any related party transactions.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.
The principal purpose of the Audit Committee is to assist our Board of Directors in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditors; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of work of the Company's independent auditor. The Audit Committee’s function is more fully described in its charter.
Our management is responsible for the preparation, presentation and integrity of our financial statements for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. Deloitte, our independent registered public accounting firm for 2017, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 25, 2017 (the “Form 10-K”), and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management our audited financial statements included in the Form 10-K. In addition, the Audit Committee discussed with Deloitte those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the "PCAOB"). Additionally, Deloitte provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Deloitte its independence from the Company.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

THE AUDIT COMMITTEE

Sue Collyns (Chairperson)
Thomas Baldwin
Alec Taylor

PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our shareholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), shareholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a “say on pay”, and provides you, as a shareholder, with the ability to cast a vote with respect to our 2017 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this Proxy Statement through the following resolution:
“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers of the Company, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this Proxy Statement.”
As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the compensation paid to our named executive officers reflects the following principles of our compensation program, among others:

•	Attract and retain qualified management;

•	Be competitive with comparable employers; and

•	Align management’s incentives with the long-term interests of our shareholders.
Although the vote is non-binding, our Compensation Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with shareholders to better understand the concerns that influenced the vote.

The Board of Directors of the Company recommends that the shareholders vote for the approval, on an advisory basis, of executive compensation.

PROPOSAL NO. 4 - APPROVAL OF THE 2018 INCENTIVE PLAN

The Board recommends approval of the 2018 Incentive Plan. We are submitting the 2018 Incentive Plan to our stockholders for approval in order to satisfy the applicable rules of the NYSE, among other reasons.
Background
We adopted the 2018 Incentive Plan on April 20, 2018, and our Board recommended that it be submitted to the Company’s stockholders for their approval at our 2018 Annual Meeting of Stockholders. The purpose of the 2018 Incentive Plan is set forth below:

•	To align the interests of our stockholders and the recipients of awards under the plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	To advance the Company’s interests by attracting and retaining qualified employees, outside directors and other persons providing services to the Company;

•	To provide recipients of awards thereunder with performance incentives to expend their maximum efforts in the creation of stockholder value; and,

•	To motivate the recipients to act in the long-term best interests of our stockholders.
In March 2014, we adopted the 2014 Incentive Plan in connection with our initial public offering, which occurred in April 2014. The maximum number of shares of our common stock available for issuance under the 2014 Incentive Plan is 1,905,799 shares, 418,533 of which were available to issue as of our fiscal year ended December 25, 2017. The following table contains information about our equity compensation plans of December 25, 2017:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (A)	Weighted-average exercise price of outstanding options, warrants and rights (2) (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (C)
Equity compensation plans approved by security holders	1,198,743	$23.27	418,453
Equity compensation plans not approved by security holders	—	—	—
Total	1,198,743	$23.27	418,453

(1) Includes 106,620 shares of common stock issuable upon vesting of outstanding RSUs.
(2) Represents the weighted-average exercise price of outstanding stock options and does not include RSUs, which have no exercise price.
Our 2014 Incentive Plan is described in Note 11, Equity-based Compensation in our consolidated financial statements for the year ended December 25, 2017 included in our Annual Report on Form 10-K filed on February 22, 2018.

Upon the effective date of the 2018 Incentive Plan, no equity awards will be made under the 2014 Incentive Plan. The maximum shares of our common stock available for issuance under the 2018 Incentive Plan are 1,589,000 shares, all of which is available for issuance as of the date hereof.
As compared to the 2014 Incentive Plan, the following are some of significant changes to the 2018 Incentive Plan:

•
The total number of shares of our common stock subject to a stock option granted under the 2018 Incentive Plan shall count against the number of shares of our common stock remaining available for issuance pursuant to awards granted under the Plan, even if the exercise price of the stock option is satisfied through net-settlement or by delivering shares to the Company.

•
Shares of our common stock withheld from an award granted under the 2018 Incentive Plan to satisfy tax withholding requirements shall count against the maximum number of shares remaining available for issuance pursuant to awards granted under the 2018 Incentive Plan, and shares of our common stock delivered by a participant to satisfy tax withholding requirements shall not be added back to the available share pool.

•
No participant who is a director of the Company (but is not also an employee or consultant of the Company) may be granted any awards in any fiscal year that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceeds $200,000 in the aggregate.

•
All awards granted under the 2018 Incentive Plan shall be subject to a minimum vesting period of one year; provided, however, that such minimum vesting period will not be required on awards covering, in the aggregate, a number of shares not to exceed 5% of the maximum share pool limit.

Summary of the 2018 Incentive Plan
While a summary of the principal features of the 2018 Incentive Plan is provided below, it is qualified in its entirety by reference to the full text of the 2018 Incentive Plan that is attached to this proxy statement as Appendix A.
Shares Available for Awards & Annual Per‑Person Limitations
Under the 2018 Incentive Plan, the total number of shares of our common stock (the “Shares”) reserved and available for delivery thereunder at any time during the term of the 2018 Incentive Plan (the “Awards”) will be equal to 1,589,000. No shares remain available to grant under the 2014 Incentive Plan upon the effective date of the 2018 Incentive Plan.
If any Shares subject to an Award after the effective date of the 2018 Incentive Plan or Shares subject to any awards granted under the 2014 Incentive Plan, are forfeited, expire or otherwise terminate without issuance of such Shares, or is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject will, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the 2018 Incentive Plan. However, Shares withheld to pay the exercise price and/or applicable tax withholdings with respect to an Award, will not again be available for new grants.
Substitute Awards will not reduce the Shares authorized for delivery under the 2018 Incentive Plan or authorized for delivery to a participant in any period. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2018 Incentive Plan and will not reduce the Shares authorized for delivery under the 2018 Incentive Plan; provided, that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Company or its subsidiaries prior to such acquisition or combination.
The aggregate fair market value of Shares on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option.
The maximum number of Shares that may be delivered under the 2018 Incentive Plan as a result of the exercise of incentive stock options is 1,589,000 Shares.
The Compensation Committee of our Board, referred in this section to as the “Committee,” is authorized to adjust the limitations on the number of Shares available for issuance under the 2018 Incentive Plan (other than the $100,000 limitation described above with respect to incentive stock option awards) and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. See the sections called “Acceleration of Vesting; Change in Control” and “Other Adjustments” below for a summary of certain additional adjustment provisions of the 2018 Incentive Plan.
The 2018 Incentive Plan will serve as the successor to the 2014 Incentive Plan. Outstanding awards granted under the 2014 Incentive Plan will continue to be governed by the terms of the 2014 Incentive Plan but no awards may be made under the 2014 Incentive Plan after the effective date of the 2018 Incentive Plan.
Eligibility
The persons eligible to receive Awards under the 2018 Incentive Plan are the officers, directors, employees, consultants who provide services to the Company or any subsidiary. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code (“ISOs”). An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the 2018 Incentive Plan.
Administration
The 2018 Incentive Plan is to be administered by the Committee , provided, however, that except as otherwise expressly provided in the 2018 Incentive Plan, the independent members of the Board may elect to exercise any power or authority granted to the Committee under the 2018 Incentive Plan. Subject to the terms of the 2018 Incentive Plan, the Committee is authorized to select eligible persons to receive Awards, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the 2018 Incentive Plan, construe and interpret the 2018 Incentive Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2018 Incentive Plan. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any subsidiary or any participant or beneficiary, or any transferee under the 2018 Incentive Plan or any other person claiming rights from or through any of the foregoing persons or entities.
Stock Options and Stock Appreciation Rights
The Committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non‑qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Committee. The exercise price per share of an option and the grant price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date the option or stock appreciation right is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the ISO is granted.
For purposes of the 2018 Incentive Plan, the term “fair market value” means the fair market value of Shares, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years, and no ISO granted to a 10% owner (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Committee. Accordingly, the Committee may permit the exercise price of options awarded under the 2018 Incentive Plan to be paid in cash, Shares, other Awards or other property (including loans to participants).
The Company may grant stock appreciation rights in tandem with options, which we refer to as “Tandem stock appreciation rights”, under the 2018 Incentive Plan. A Tandem stock appreciation right may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem stock appreciation right may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem stock appreciation right will no longer be exercisable to the extent the Tandem stock appreciation right has been exercised and any Tandem stock appreciation right will no longer be exercisable to the extent the related option has been exercised.

Restricted Stock and Restricted Stock Units
The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares which are subject to such risks of forfeiture and other restrictions as the Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a shareholder of the Company (including voting and dividend rights), unless otherwise determined by the Committee. An Award of restricted stock units confers upon a participant the right to receive Shares or cash equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below.
Dividend Equivalent
The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, shall be deemed to have been reinvested in additional Shares, Awards or otherwise, or shall be settled upon vesting of such dividend equivalent as specified by the Committee. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.
Bonus Stock and Awards in Lieu of Cash Obligations
The Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of Company obligations to pay cash under the 2018 Incentive Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.
Other Stock‑Based Awards
The Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Committee determines the terms and conditions of such Awards.
Performance Awards
The Committee is authorized to grant performance Awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of the performance Award. Performance Awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, Shares or other property, or any combination thereof, as determined by the Committee.
Other Terms of Awards
Awards may be settled in the form of cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, Shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2018 Incentive Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or that previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2018 Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers, subject to any terms and conditions the Committee may impose pursuant to the express terms of an Award agreement. A beneficiary, transferee, or other person claiming any rights under the 2018 Incentive Plan from or through any participant will be subject to all terms and conditions of the 2018 Incentive Plan and any Award agreement applicable to such participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
Awards under the 2018 Incentive Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2018 Incentive Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Awards under the 2018 Incentive Plan shall be subject to a one-year minimum vesting schedule and an one-year minimum holding period, except in certain limited circumstances (death, disability, termination of employment and/or a change in control).
Acceleration of Vesting; Change in Control
Subject to certain limitations set forth in the 2018 Incentive Plan, the Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award. In the event of a “change in control” of the Company, as defined in the 2018 Incentive Plan, and only to the extent provided in any employment or other agreement between the participant and the Company or any related entity, or in any Award agreement, or to the extent otherwise determined by the Committee in its sole discretion in each particular case, (i) any option or stock appreciation right that was not previously vested and exercisable at the time of the “change in control” will become immediately vested and exercisable; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, restricted stock unit award or another stock-based award subject only to future service requirements will lapse and such Awards will be deemed fully vested; and (iii) with respect to any outstanding Award subject to achievement of performance goals and conditions under the 2018 Incentive Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the performance period completed as of the “change in control”).
Subject to any limitations contained in the 2018 Incentive Plan relating to the vesting of Awards in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the Committee may provide for: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (ii) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2018 Incentive Plan, (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (iv) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such. The foregoing actions may be taken without the consent or agreement of a participant in the 2018 Incentive Plan and without any requirement that all such participants be treated consistently.
Other Adjustments
The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, the Committee may not make any adjustment described in this paragraph if doing so would cause any Award granted under the 2018 Incentive Plan to participants designated by the Committee as “covered employees” and intended to qualify as “performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “performance-based compensation.”
Clawback of Benefits
The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2018 Incentive Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law, which we refer to each as a “clawback policy.” In addition, a participant may be required to repay to the Company certain previously paid compensation, whether provided under the 2018 Incentive Plan or an Award agreement or otherwise, in accordance with any clawback policy. By accepting an Award, a participant is also agreeing to be bound by any existing or future clawback policy adopted by the Company, or any amendments that may from time to time be made to the clawback policy in the future by the Company in its discretion (including without limitation any clawback policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s Award agreements (and/or awards issued under the 2014 Incentive Plan) may be unilaterally amended by the Company, without the participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any clawback policy.
Amendment and Termination
The Board may amend, alter, suspend, discontinue or terminate the 2018 Incentive Plan or the Committee’s authority to grant Awards without the consent of shareholders or participants or beneficiaries, except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares may then be listed or quoted; provided that, except as otherwise permitted by the 2018 Incentive Plan or an Award agreement, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2018 Incentive Plan; provided that, except as otherwise permitted by the 2018 Incentive

Plan or Award agreement, without the consent of an affected participant, no such Committee or the Board action may materially and adversely affect the rights of such participant under terms of such Award. The 2018 Incentive Plan will terminate at the earliest of (i) such time as no Shares remain available for issuance under the 2018 Incentive Plan, (ii) termination of the 2018 Incentive Plan by the Board, or (iii) the tenth anniversary of the effective date of the 2018 Incentive Plan. Awards outstanding upon expiration of the 2018 Incentive Plan will remain in effect until they have been exercised or terminated, or have expired.
Federal Income Tax Consequences of Awards
The 2018 Incentive Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
Non-qualified Stock Options
An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the 2018 Incentive Plan. On exercise of a nonqualified stock option granted under the 2018 Incentive Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company or a subsidiary, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those Shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those Shares will begin on that date.
If an optionee pays for Shares on exercise of an option by delivering Shares, the optionee will not recognize gain or loss on the Shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of Shares equal to the number of Shares delivered on exercise of the option, the optionee’s tax basis in the Shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the Shares delivered, and his or her holding period for those Shares will include his or her holding period for the Shares delivered. The optionee’s tax basis and holding period for the additional Shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.
The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.
Incentive Stock Options
Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a Share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder’s tax basis in that Share will be long-term capital gain or loss.
If an optionee disposes of a Share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the Share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the Share exceeds one year.
An optionee who exercises an ISO by delivering Shares acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those Shares is treated as making a Disqualifying Disposition of those Shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one Share and using that Share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.
For purposes of the alternative minimum tax, the amount by which the fair market value of a Share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the Share in the year in which the option is exercised, there will be no adjustment with respect to that Share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a Share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that Share for alternative minimum tax purposes in the year the option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a Share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a Share, the Company generally is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.
Stock Awards
Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Shares are received equal to the excess, if any, of the fair market value of the Shares received over any amount paid by the recipient in exchange for the Shares. If, however, the Shares are not vested when they are received under the 2018 Incentive Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the Shares), the recipient generally will not recognize income until the Shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Shares on the date they become vested over any amount paid by the recipient in exchange for the Shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the Award, to recognize ordinary compensation income, as of the date the recipient receives the Award, equal to the excess, if any, of the fair market value of the Shares on the date the Award is granted over any amount paid by the recipient in exchange for the Shares.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired as Awards will be the amount paid for the Shares plus any ordinary income recognized either when the Shares are received or when the Shares become vested. Upon the disposition of any Shares received as a Share Award under the 2018 Incentive Plan, the difference between the sales price and the recipient’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.
The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for the Company, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.
Stock Appreciation Rights
The Company may grant stock appreciation rights, separate from any other Award, which we refer to as “Stand-Alone stock appreciation rights,” or “Tandem stock appreciation rights,” under the 2018 Incentive Plan. Generally, the recipient of a Stand-Alone stock appreciation right will not recognize any taxable income at the time the Stand-Alone stock appreciation right is granted.
With respect to Stand-Alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in Shares, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Shares on the day they are received over any amounts paid by the recipient for the Shares.
With respect to Tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or Shares equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone stock appreciation rights. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the Shares over the exercise price.
In general, there will be no Federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone stock appreciation rights or Tandem stock appreciation rights. Upon the exercise of either a Stand-Alone stock appreciation right or a Tandem stock appreciation right, however, the Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.
Dividend Equivalents
Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A of the Code
The 2018 Incentive Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any Award under the 2018 Incentive Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the Award as soon as the Award is no longer subject to a substantial risk of forfeiture (even if the Award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the Award.
Importance of Consulting Tax Adviser.
The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an Award or the disposition of Shares acquired as a result of an Award.

The Board of Directors of the Company recommends that the shareholders vote for approval of the 2018 Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Based solely on our review of the reports filed with the SEC and written representations from such reporting persons, we determined that no director, executive officer or beneficial owner of more than 10% of any class of our common stock filed any untimely Section 16 reports during 2017, other than one Form 4 that was filed 4 days late on behalf of Ms. Harrington with respect to one transaction.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in the Company’s Proxy Statement and form of proxy relating to the Company’s annual meeting of stockholders to be held in 2019 must be received by the Company at the principal executive offices of the Company no later than the close of business on December 25, 2018. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2019 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on March 16, 2019, and not earlier than the close of business on February 14, 2019, assuming the Company does not change the date of the 2019 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2018 Annual Meeting. Any matter so submitted must comply with the other provisions of the Company’s bylaws and be submitted in writing to the Secretary at the principal executive offices.

DIRECTORS’ ATTENDANCE AT ANNUAL STOCKHOLDERS MEETINGS

The Company invites its Board members to attend its annual stockholders meetings and requires that they make every effort to attend these meetings, absent an unavoidable and irreconcilable conflict. All of our Board members attended our 2017 Annual Meeting of Stockholders.

STOCKHOLDER COMMUNICATIONS

Any security holder of the Company wishing to communicate with the Board may write to the Board c/o Secretary at Zoe’s Kitchen, Inc., 5760 State Highway 121, Suite 250, Plano, TX 75024, or by email at investorrelations@zoeskitchen.com. The Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee, unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Secretary. The Board or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, to the knowledge of the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the meeting.

WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. We make available free of charge on or through our Internet website, www.zoeskitchen.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC's Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2017 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT 5760 STATE HIGHWAY 121, SUITE 250, PLANO, TX 75024, OR BY EMAIL AT INVESTORRELATIONS@ZOESKITCHEN.COM.

APPENDIX A

ZOE’S KITCHEN, INC.
2018 OMNIBUS INCENTIVE PLAN

1.Purpose. The purpose of this ZOE’S KITCHEN, INC. 2018 OMNIBUS INCENTIVE PLAN (the “Plan”) is to assist ZOE’S KITCHEN, INC., a Delaware corporation and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.
2.    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.
(a)“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.
(b)    “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.
(c)    “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.
(d)    “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d‑3 under the Exchange Act and any successor to such Rule.
(e)    “Board” means the Company’s Board of Directors.
(f)    “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.
(g)    “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.
(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
(i)    “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan and (ii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

APPENDIX A

(j)    “Company” means Zoe’s Kitchen, Inc., a Delaware corporation, and any successor thereto.
(k)    “Consultant” means any consultant or advisor who provides services to the Company or any Related Entity, so long as (i) such person renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) such person does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) the identity of such person would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act of 1933 or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act of 1933.
(l)    “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
(m)     “Director” means a member of the Board or the board of directors of any Related Entity.
(n)    “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.
(o)     “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.
(p)    “Effective Date” means the effective date of the Plan, which shall be April 20, 2018.
(q)    “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.
(r)    “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity, or is a prospective employee of the Company or any Related Entity (conditioned upon and effective not earlier than, such person becoming an employee of the Company or any Related Entity). The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
(s)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
(t)    “Fair Market Value” means the fair market value of Shares, Awards or other property on the date as of which the value is being determined, as determined by the Committee, or under procedures established by the Committee, subject to the following:
(i)    If, on such date, the Shares are listed on a national or regional securities exchange or market system, the Fair Market Value of a Share shall be the closing price of a Share (or the mean of the closing bid and asked prices of a Share if the Share is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq Small Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Share, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Share has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Share was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

APPENDIX A

(ii)    If, on such date, the Share are not listed on a national or regional securities exchange or market system, the Fair Market Value of a Share shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.
(u)    “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities; or (iv) a material breach by the Company or any Related Entity of any employment, consulting or other agreement under which the Participant provides services to the Company or any Related Entity. For purposes of this Plan, upon termination of a Participant’s Continuous Service, Good Reason shall not be deemed to exist unless the Participant’s termination of Continuous Service for Good Reason occurs within sixty (60) days following the initial existence of one of the conditions specified in clauses (i) through (iv) above, the Participant provides the Company or the Related Entity for which the Participant provides services with written notice of the existence of such condition with thirty (30) days after the initial existence of the condition, and the Company fails to remedy the condition within thirty (30) days after its receipt of notice.
(v)    “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
(w)    “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.
(x)    “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) hereof.
(y)    “Listing Market” means the national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.
(z)    “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.
(aa)    “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.
(bb)     “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.
(cc)    “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.
(dd)    “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(ee)    “Performance Award” means any Award granted pursuant to Section 6(h) hereof.
(ff)    “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.
(gg)    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

APPENDIX A

(hh)    “Prior Plan” means the Zoe’s Kitchen, Inc. 2014 Omnibus Incentive Plan.
(ii)     “Related Entity” means any Parent or Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Committee in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly and with respect to which the Company may offer or sell securities pursuant to the Plan in reliance upon either Rule 701 under the Securities Act of 1933 or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act of 1933.
(jj)    “Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
(kk)    “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.
(ll)    “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares, or a combination thereof, at the end of a specified deferral period.
(mm)    “Restricted Stock Unit Award” means an Award of Restricted Stock Units granted to a Participant under Section 6(e) hereof.
(nn)    “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.
(oo)    “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(pp)     “Shares” means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.
(qq)    “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.
(rr)    “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.
(ss)    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.
3.    Administration.
(a)    Authority of the Committee. The Plan shall be administered by the Committee except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Related Entity or any Participant or Beneficiary, or any transferee under Section 10(b) hereof or any other person claiming rights from or through any of the foregoing persons or entities.

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(b)    Manner of Exercise of Committee Authority. : The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Ac, and (ii) with respect to any Award to an Independent Director. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.
(c)    Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4.    Shares Subject to Plan.
(a)    Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 1,589,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
(b)    Application of Limitation to Grants of Awards.. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares that would be counted against the limit upon settlement of then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.
(c)    Availability of Shares Not Delivered under Awards and Adjustments to Limits.
(i)    If any Shares subject to an Award, or after the Effective Date any Shares subject to any awards granted under the Prior Plan, are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award, or after the Effective Date, any Shares subject to any award granted under the Prior Plan, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under the Prior Plan, the Shares to which those Awards or awards under the Prior Plan were subject, shall, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the Plan.
(ii)    The full number of Shares subject to an Option granted under this Plan shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of the Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation). Upon exercise of Stock Appreciation Rights granted under the Plan that are settled in Shares, the full number of Stock Appreciation Rights (rather than the net number of Shares actually delivered upon exercise) shall count against the maximum number of Shares remaining available for issuance pursuant to Awards granted under the Plan.
(iii)     Shares withheld from an Award granted under this Plan to satisfy tax withholding requirements shall count against the maximum number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added back to the Plan Share pool.
(iv)    Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that an entity acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery

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under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
(v)    Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.
(vi)    Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 1,589,000 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.
(vii)    Notwithstanding anything in this Section 4 to the contrary, but subject to adjustment as provided in Section 10(c) hereof, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant who is a Director but is not also an Employee or Consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceeds $200,000 in the aggregate.
(d)    No Further Awards Under Prior Plan. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Effective Date.
5.    Eligibility. Awards may be granted under the Plan only to Eligible Persons.
6.    Specific Terms of Awards.
(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.
(b)    Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:
(i)    Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s shareholders.
(ii)    Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or

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upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.
(iii)    Form of Settlement.    The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.
(iv)    Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
(A)    the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;
(B)    the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and
(C)    if Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.
(c)    Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:
(i)    Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c)(i) and (ii) of the Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.
(ii)    Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall

APPENDIX A

cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.
(iii)    Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.
(d)    Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:
(i)    Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary.
(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that, subject to the limitations set forth in Section 6(j) hereof, the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.
(iii)    Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iv)    Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee shall either (A) require that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted, or (B) require that payment be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend is payable, in each case in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.
(e)    Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

APPENDIX A

(i)    Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.
(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that, subject to the limitations set forth in Section 6(j)(ii) hereof, the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.
(iii)    Dividend Equivalents. As a condition to the grant of a Restricted Stock Unit, the Committee shall require that any cash dividends paid on a Share attributable to such Restricted Stock Unit be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such cash dividend is payable, in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such Shares or other property have been distributed.
(f)    Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.
(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify; provided, that in no event shall such Dividend Equivalents be paid out to Participants prior to vesting of the corresponding Shares underlying the Award. Any such determination by the Committee shall be made at the grant date of the applicable Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.
(h)    Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be

APPENDIX A

distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.
(i)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Except as otherwise provided in the last sentence of Section 6(h) hereof, the Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.
(j)    Minimum Vesting Conditions. All Awards granted under this Plan shall be subject to a minimum vesting period of one (1) year (the “Minimum Vesting Condition”); provided, that such Minimum Vesting Condition will not be required on Awards covering, in the aggregate, a number of Shares not to exceed 5% of the maximum Share pool limit set forth in Section 4(a) hereof (subject to adjustment as provided in Section 10(c) hereof); and further, provided, that the Committee may at its discretion permit and authorize acceleration of vesting of such Awards in the event of the Participant’s death, disability, or retirement, or the occurrence of a Change in Control (subject to Section 9 and any other requirements hereunder).
7.    Certain Provisions Applicable to Awards.
(a)    Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to be exempt from or comply with Section 409A of the Code.
(b)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code)[; provided, however, that in the event that on the last day of the term of an Option or a Stock Appreciation Right, other than an Incentive Stock Option, (i) the exercise of the Option or Stock Appreciation Right is prohibited by applicable law, or (ii) Shares may not be purchased, or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right may be extended by the Committee for a period of up to thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, provided that such extension of the term of the Option or Stock Appreciation Right would not cause the Option or Stock Appreciation Right to violate the requirements of Section 409A of the Code .
(c)    Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by

APPENDIX A

the Securities and Exchange Commission thereunder, all applicable rules of the Listing Market and any other applicable law, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) of this Plan, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on an deferred basis, all shall be done in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.
(d)    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
(e)    Code Section 409A.
(i)    The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.
(ii)    If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A)    Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B)    The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C)    Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)     In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii)    Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to

APPENDIX A

indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.
8.    Reserved.
9.    Change in Control.
(a)    Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, and except as otherwise provided in Section 9(a)(iv) hereof, upon the occurrence of a “Change in Control,” as defined in Section 9(b):
(i)    Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.
(ii)    Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.
(iii)    With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the Performance Period completed as of the Change in Control), except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a).
(iv)    Except as otherwise provided in any employment or other agreement for services between the Participant and the Company or any Subsidiary, and unless the Committee otherwise determines in a specific instance, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance with Section 10(c)(ii) of this Plan.
(b)    Definition of “Change in Control”. Unless otherwise specified in any employment or other agreement for services between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:
(i)    The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) below; or
(ii)    During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest

APPENDIX A

with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)    Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any one or more Subsidiaries whose combined revenues for the prior fiscal year represented more than 50% of the consolidated revenues of the Company and its Subsidiaries for the prior fiscal year (the “Major Subsidiaries”), or (B) a sale or other disposition of all or substantially all of the assets of the Company or the Major Subsidiaries, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each of the events referred to in clauses (A) and (B) sometimes hereinafter being referred to a “Business Combination”), unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities, (excluding any outstanding voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Combination as a result of their ownership, prior to such consummation, of voting securities of any company or other entity involved in or forming part of such Business Combination other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Entity or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
10.    General Provisions.
(a)    Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.
(b)    Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of securities on a Form S-8 registration statement. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clauses (i) and (ii) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be

APPENDIX A

subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
(c)    Adjustments.
(i)    Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem appropriate and equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate in order to prevent the reduction or enlargement of benefits under any Award.
(ii)    Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section 9 of this Plan relating to the vesting of Awards in the event of any Change in Control), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.
(iii)    Other Adjustments. The Committee or the Board is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

APPENDIX A

(d)    Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.
(e)    Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to the Award or by delivering Shares already owned shall not exceed the maximum statutory withholding required with respect to that Award (or such other limit as the Committee shall impose, including without limitation, any limit imposed to avoid or limit any financial accounting expense relating to the Award).
(f)    Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.
(g)    Clawback of Benefits.
(i)    The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.
(ii)    If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Related Entity or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Related Entity, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee

APPENDIX A

(g)    Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.
(h)    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.
(i)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.
(j)    Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(k)    Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.
(l)    Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.
(m)    Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.
(n)    Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

APPENDIX A

(o)    Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1A Thomas Baldwin	☐	☐	☐
1B Sue Collyns	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	**Against**	**Abstain**
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐
3. To adopt, on an advisory basis, a resolution approving the compensation of the Company's named executive officers in the Proxy Statement.	☐	☐	☐
4 To approve the Zoe's Kitchen, Inc. 2018 Omnibus Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000378926_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 10k Wrap are available at www.proxyvote.com

ZOE'S KITCHEN, INC.
Annual Meeting of Stockholders
June 14, 2018, 8:00 AM
Hilton Granite Park, 5805 Granite Parkway, Plano, TX 75024
This proxy is solicited by the Board of Directors for use at the Annual Meeting

By signing the proxy, you hereby appoint Kevin Miles and Michael Todd, and each of them, as proxies with the power of substitution, to vote your shares as designated on the reverse side of this ballot at the Annual Meeting, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000378926_2 R1.0.1.17

Continued and to be signed on reverse side